AGREEMENT AND PLAN OF MERGER

                                  By and Among

                             PTI ACQUISITION CORP.,
                                 a subsidiary of
                       DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.,

                           PACIFIC TECHNOLOGIES, INC.,

                                DAVID A. LEEDOM,
                                 KAREN A. MASON,
                                ROBERT T. MILLER,
                                  CARL S. ITO,
                                       and
                                 BARRY S. KINDIG




                            DATED: September 30, 1996




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I...............................................................    1

         DEFINITIONS....................................................    1

ARTICLE II..............................................................    6

         THE MERGER AND PURCHASE OF SHARES..............................    6

         Section 2.1.   The Merger......................................    6

         Section 2.2.   Conversion of Shares............................    7

ARTICLE III.............................................................    9

         REPRESENTATIONS AND WARRANTIES OF SURVIVING CORPORATION........    9

         Section 3.1.   Capitalization..................................    9

         Section 3.2.   Corporate Existence.............................    9

         Section 3.3.   Authority Relative to this Agreement
                        and Transaction Documents.......................    9

         Section 3.4.   Absence of Subsidiary Liabilities...............   10

         Section 3.5.   No Litigation...................................   10

         Section 3.6.   No Brokers, Finders, etc........................   10

         Section 3.7.   Acquisition for Investment......................   10

         Section 3.8.   Filings with the SEC............................   10

         Section 3.9.   Financial Statements............................   10

         Section 3.10.  Full Disclosure.................................   11

ARTICLE IV..............................................................   11

         REPRESENTATIONS AND WARRANTIES.................................   11

         Section 4.1.   Capitalization..................................   11

         Section 4.2.   Title to Shares, etc............................   11

         Section 4.3.   Corporate Existence.............................   12

         Section 4.4.   Authority Relative to this Agreement and
                        Transaction Documents...........................   12

         Section 4.5.   No Litigation...................................   12

         Section 4.6.   Title to Assets and Real Property...............   13

                                                                           Page
                                                                           ----
         Section 4.7.   Compliance with Laws; Permits and Licenses.......   14

         Section 4.8.   Intellectual Property............................   14

         Section 4.9.   Litigation.......................................   15

         Section 4.10.  Contracts........................................   15

                  (a)   Material Contracts...............................   15

                  (b)   Government Contracts.............................   16

                           (i)   Government Contracts Compliance.........   16

                  (ii)  Investigation and Claims.........................   17

                  (iii) No Debarment or Suspension.......................   19

                  (iv)  Test and Inspection Results......................   19

         Section 4.11.  Foreign Government Contracts.....................   19

         Section 4.12.  Labor Union Contracts............................   19

         Section 4.13.  Employees, Labor Matters, etc....................   20

         Section 4.14.  ERISA............................................   21

         Section 4.15.  Brokers' or Finders' Fees, etc...................   22

         Section 4.16.  Financial Information; Undisclosed Liabilities...   23

         Section 4.17.  Taxes............................................   23

         Section 4.18.  Absence of Changes...............................   25

         Section 4.19.  Accounts Receivable..............................   27

         Section 4.20.  Insurance........................................   27

         Section 4.21.  Sufficiency of Assets and Real Property..........   27

         Section 4.22.  Foreign Assets...................................   28

         Section 4.23.  Propriety of Past Payments.......................   28

         Section 4.24.  Affiliate Transactions...........................   28

         Section 4.25.  Suppliers and Customer...........................   28

         Section 4.26.  Environmental Conditions and
                        Governmental Authorizations......................   29

         Section 4.27.  Leases of Personal Property......................   29

         Section 4.28.  Books and Records................................   30

         Section 4.29.  Accounts.........................................   30

         Section 4.30.  Products Liability...............................   30

         Section 4.31.  Interest in Competitors..........................   31

                                                                           Page
                                                                           ----

         Section 4.32. Inventories.......................................   31

         Section 4.33. Private Offering..................................   31

         Section 4.34. Subsidiaries......................................   31

         Section 4.35. Full Disclosure...................................   32

         Section 4.36. Purchase for investment...........................   32

ARTICLE V................................................................   32

         COVENANTS.......................................................   32

         Section 5.1.  Covenants of Surviving Corporation................   32

         Section 5.2.  Covenants of the Company and the
                       Company's Shareholders............................   33

         Section 5.3.  Net Worth Statement; Adjustment to Purchase Price.   36

ARTICLE VI...............................................................   37

         CONDITIONS PRECEDENT TO EXECUTION OF THIS AGREEMENT.............   37

         Section 6.1.  Conditions Precedent to Obligations of
                       Surviving Corporation.............................   37

         Section 6.2.  Conditions Precedent to Obligations of
                       the Company.......................................   39

ARTICLE VII..............................................................   41

ADDITIONAL AGREEMENTS....................................................   41

         Section 7.1.  Further Assurances................................   41

         Section 7.2.  Covenants of Certain of the
                       Company's Shareholders............................   41

         Section 7.3.  Remedies..........................................   42

         Section 7.4.  Public Disclosure.................................   43

         Section 7.5.  Limitations on Transfers and Dispositions.........   43

ARTICLE VIII.............................................................   44

         INDEMNIFICATION.................................................   44

         Section 8.1.  Survival of Representations and Warranties........   44

         Section 8.2.  Indemnification by the Parties....................   44

         Section 8.3.  General Indemnification Provisions................   44

         Section 8.4.  Limitations on Indemnification....................   45

         Section 8.5.  Shareholders' Representatives.....................   45

ARTICLE IX...............................................................   46

                                                                           Page
                                                                           ----
TERMINATION..............................................................   46

         Section 9.1.   Termination of Agreement.........................   46

         Section 9.2.   Procedure and Effect of Termination..............   47

ARTICLE X................................................................   47

         CERTAIN REGISTRATION RIGHTS.....................................   47

         10.1.   Certain Definitions.....................................   47

         10.2.   Restrictions On Transfer................................   49

         10.3.   Registration Of Securities..............................   49

         10.4.   Expenses Of Registration................................   50

         10.5.   Registration Procedures.................................   50

         10.6.   Indemnification.........................................   51

         10.7.   Information By Holder...................................   53

         10.8.   Rule 144 Reporting......................................   53

         10.9.   Allocation Of Registration Opportunities................   53

ARTICLE XI...............................................................   54

         MISCELLANEOUS...................................................   54

         Section 11.1.   Taxes...........................................   54

         Section 11.2.   Expenses........................................   54

         Section 11.3.   Consents........................................   54

         Section 11.4.   Assignment......................................   54

         Section 11.5.   Entire Agreement................................   54

         Section 11.6.   Amendment.......................................   55

         Section 11.7.   Waiver..........................................   55

         Section 11.8.   Headings........................................   55

         Section 11.9.   Notices.........................................   55

         Section 11.10.  Law Governing Jurisdiction......................   57

         Section 11.11.  Counterparts....................................   57

         Section 11.12.  Severability....................................   57

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is made as of this 30th day of September, 1996 (the "Agreement") by and among PTI ACQUISITION CORP., a Delaware corporation ("Subsidiary" or the "Surviving Corporation") and a wholly owned subsidiary of DIAGNOSTIC/RETRIEVAL SYSTEMS, INC., a Delaware corporation ("Parent" or "DRS"), PACIFIC TECHNOLOGIES, INC., a California corporation ("Merging Corporation" or the "Company"), David A. Leedom, an individual, ("Leedom"), Karen A. Mason, an individual ("Mason"), Robert T. Miller, an individual ("Miller"), Carl S. Ito, an individual ("Ito"), and Barry S. Kindig, an individual ("Kindig") (collectively, Miller, Ito and Kindig shall be referred to as the "Minority Shareholders") (collectively, Leedom, Mason and the Minority Shareholders shall be referred to as the "Company's Shareholders").

     WHEREAS, the parties hereto desire to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, the parties hereto deem it advisable that the Company be merged into Subsidiary pursuant to this Agreement and in accordance with the applicable statutes of the States of Delaware and California;

     WHEREAS, the Company's Shareholders are the owners of 3,455 issued and outstanding shares (singularly, a "Share" and collectively the "Shares") of common stock, no par value, of the Company (the "Common Stock"), which Shares represent 100% of the issued and outstanding Common Stock of the Company;

     WHEREAS, at or prior to the Effective Date (as hereinafter defined), Subsidiary will acquire from the Company's Shareholders all of the Shares necessary to complete the merger provided for herein; and

     WHEREAS, the principal office of Subsidiary in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of its resident agent at that address is The Corporation Trust Company.

     NOW, THEREFORE, the parties agree as follows:

                                     ARTICLE

                                   DEFINITIONS

     Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Accountant" means Jane Hamel, the certified public accountant of the Company.

     "Affiliate" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person that is an executive officer or director of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity and, (iii) when used with reference to a natural Person, any Person that is related to the specified Person by blood or marriage in the first degree of consanguinity; provided, however, that no natural Person shall be deemed to be controlled by any other Person.

     "Applicable Law" shall have the meaning specified in Section 4.7(a).

     "Assets" means all of the assets of the Company, real, personal, tangible, intangible and otherwise, all as more particularly set forth on Schedule 4.6.

     "Surviving Corporation's Accountants" shall mean KPMG Peat Marwick LLP.

     "Certificate of Merger" shall have the meaning set forth in Section 6.1.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Pacific Technologies, Inc. together with Subsidiaries thereof, if any, and any partnership Affiliates.

     "Contracts" means all contracts, subcontracts, agreements, options, guarantees, orders, commitments, undertakings and arrangements, whether written or oral.

     "Effective Date" shall have the meaning specified in Section 2.1(a).

     "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), costs and expenses, including costs and expenses of defense of any claim and of any settlement of claims, including, without limitation, reasonable attorneys' fees and consultants' fees, which are incurred at any time as a result of the existence of Hazardous Material upon, about or beneath the Premises or migrating or threatening to migrate to or from the Premises, or arising in any manner whatsoever out of any violation of Environmental Requirements pertaining to the Premises and the activities thereon or to the past, present or future operations of the Company, including without limitation:

          (i) damages for personal injury, or injury to property or natural resources, including but not limited to claims brought by or on behalf of employees of the Company, occurring upon or off of the Premises, whether foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, interest and penalties;

          (ii) diminution in the value of the Premises and damages for the loss of or restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the real property containing the Premises;

          (iii) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs and liabilities (including liabilities to indemnify any Person for costs) incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, containment, restoration or monitoring work required by any Governmental Authority, or reasonably necessary to make full economic use of the Premises or any other property or otherwise expended in connection with such conditions; and

          (iv) damages and claims resulting from the off-site disposal of Hazardous Materials which are derived from the use, generation, storage, treatment, transportation or disposal of Hazardous Materials by the Company.

     "Environmental Requirements" means all Applicable Law relating to the protection of human health or the environment, including, without limitation:

          (i) all requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and

          (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (P.L. 93-406).

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time, applied consistently throughout the periods involved.

     "Governmental Approval" means an authorization, consent, approval, permit, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority, including, without limitation, federal environmental authorities and environmental authorities of the states in which the Company conducts business.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof and any tribunal or arbitrator(s) of competent jurisdiction.

     "Hazardous Materials" means any chemical substance:

          (i) the presence of which requires investigation, removal or remediation under any Applicable Law; or

          (ii) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or

          (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority or Applicable Law; or

          (iv) the presence of which causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the Premises or to the health or safety of any Person on or about the Premises; or

          (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

          (vi) without limitation which contains PCBs or asbestos.

     "IRS" means the United States Internal Revenue Service.

     "Intellectual Property Rights" means any and all copyrights, trademarks, trademark applications, service marks, service mark applications, licensing agreements and similar Contracts, technology, trade secrets, trade names, division names and other information, property or rights used in or relating to the business or operations of the Company, as more specifically set forth in
Schedule 4.8 hereof.

     "Inventories" means all inventories relating to the business of the Company including, without limitation, all finished goods, work in progress, raw materials, stores, all production, shipping and packaging supplies and all spare parts.

     "knowledge": In any representation or warranty, words denoting "to the knowledge of the Company and the Shareholders" mean that none of the Company, Leedom, Mason, Miller, Ito and/or Kindig has knowledge which would contradict the relevant representation or warranty.

     "Liens" has the meaning specified in Section 4.6.

     "Material Adverse Effect" means an effect which, directly or indirectly, subjects the Company to any liability, damage, deficiency, loss, cost or expense of $25,000 or more or which otherwise has or will have a material adverse effect on the operations, results of operations, prospects or condition (financial or other) of the business of the Company.

     "Material Contract" shall have the meaning specified in Section 4.10.

     "Minority Shareholders" shall have the meaning specified in the first paragraph of this Agreement.

     "Net Worth Statement" shall have the meaning specified in Section 5.3.

     "Notice" shall have the meaning specified in Section 11.9.

     "Permitted Liens" shall have the meaning specified in Section 4.6.

     "Person" means any individual, firm, partnership, corporation, trust, estate, limited liability company, limited liability partnership, or other entity.

     "Personal Property Leases" shall have the meaning specified in Section
4.27.

     "Plan(s)" shall have the meaning specified in Section 4.14.

     "Premises" means those locations owned or leased by the Company or otherwise used thereby for the business operations of the Company.

     "Return" shall mean all reports, estimates, declarations, information statements and returns due under all foreign, federal, state or local laws or regulations, as appropriate, relating to Taxes.

     "Securities Act" shall mean the Securities Act of 1933, as amended (15 U.S.C. Section 77a et seq.).

     "Security Interest" shall have the meaning specified in Section 4.34.

     "Subsidiary" of any Person means any corporation or other entity of which more than 50% of the outstanding capital stock or other equity having ordinary voting power to elect a majority of the Board of Directors or other managers of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or other entity is at the time directly or indirectly owned by such Person, by such Person and one or more of such Person's other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Taxes" means all federal, state and local taxes, assessments and governmental charges, of any nature, kind or description (including, without limitation, all income taxes, franchise taxes, withholding taxes, estimated taxes, unemployment insurance, social security taxes, payroll taxes, sales and use taxes, excise taxes, occupancy taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation and withholding taxes) and all interest, additions to tax and penalties with respect thereto, whether such interest, additions or penalties arise before or after the Effective Date.

     "Transaction Documents" shall mean the collective reference to this Agreement and all other agreements and documents to be delivered pursuant hereto or thereto on or before the Effective Date, in each case with such changes as may be agreed among the parties.

                                     ARTICLE

                        THE MERGER AND PURCHASE OF SHARES

     SECTION 2.1. The Merger.

     Filing of Certificate of Merger. Upon the execution and delivery of this Agreement and the Transaction Documents in the manner set forth in Article VI, the fully executed Certificates of Merger shall be filed by the Subsidiary with the Secretaries of State of the States of Delaware and California. All of the parties to this Agreement agree and covenant to do whatever acts are necessary to ensure that these Certificates of Merger are filed by such Secretaries of State. The date of the later filing of such Certificates of Merger shall be the "Effective Date" referred to in this Agreement.

     Transfer of Properties and Liabilities. Upon the Effective Date, the separate existence of the Company shall cease; all of the outstanding Shares of Common Stock of the Company shall be exchanged for and converted into the right to receive shares of common stock, $.01 par value, of DRS ("DRS Stock") or cash as hereinafter provided; and upon the filing of the Certificate of Merger with the Secretaries of State for the States of Delaware and California, the Surviving Corporation shall possess all the rights, privileges, immunities, powers, and purposes, and all the property, real and personal, causes of action, and every other asset of the Company, and shall assume and be liable for all the liabilities, obligations and penalties of Company, in accordance with the Delaware General Corporation Law without further act or deed. Notwithstanding the foregoing, but consistent with the Delaware General Corporation Law, all corporate acts, plans, policies, approvals and authorizations of the Company, its Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation, consistent, however, with the terms and conditions of this Agreement, including without limitation Article VIII hereof and Section 11.2 hereof.

     (c) Surviving Corporation. Following the merger, the existence and identity of the Surviving Corporation shall continue unaffected and unimpaired by the merger, with all the rights, privileges, franchises, immunities, and powers previously held by the Subsidiary before the Effective Date as well as those previously held by the Company immediately prior to the Effective Date, and subject to all the duties and liabilities, of a corporation organized under the laws of the State of Delaware. The Certificate of Incorporation and Bylaws of Subsidiary, as in effect immediately prior to the Effective Date, shall continue in full force and effect, and, except as provided in Section 2.1(b), shall not be changed in any manner by the merger. The directors and the officers of Subsidiary immediately prior to the Effective Date shall continue as the directors and officers of the Surviving Corporation. The authorized capital stock of the Subsidiary shall remain unchanged.

     (d) Name. The name of the Surviving Corporation shall be changed as of the Effective Date to Pacific Technologies, Inc.

     SECTION 2.2 Conversion of Shares.

     (a) Conversion. Each Share of Common Stock issued and outstanding immediately prior to the Effective Date (exclusive of Shares, if any, held in the treasury of the Company, which treasury Shares shall be canceled upon the Effective Date) shall, without any action on the part of the Company, Subsidiary, or any holder of such Shares, be converted by the merger into the right to receive DRS Stock or cash as follows:



                                                                                  Cash to be
                                                                                  Received in
The Company's    Shares of Company's   Cash to be       Shares of DRS             Lieu of Frac-
Shareholder      Common Stock          Received         Stock to be Received      tional Shares
-------------    ------------------    ----------       --------------------      -------------
          (Pre-Merger)                                   (Post-Merger)
Leedom                2,025            $    -0-             26,752                   $10.01
Mason                 1,000            $    -0-             13,211                   $ 9.20
Miller                  250            $    -0-              3,303                   $ 8.05
Ito                     100            $15,192.42              -0-                   $  -0-
Kindig                   80            $12,153.94              -0-                   $  -0-


The aggregate rights delineated above of the holders of Common Stock to receive DRS Stock or cash shall be referred to herein as the "Merger Consideration."

     (b) Shares of Subsidiary. None of the issued shares of Subsidiary shall be converted as a result of the merger, but all of such shares shall remain issued shares of capital stock of the Surviving Corporation.

     (c) Exchange of Certificates; Delivery of Cash. As promptly as practicable after the Effective Date, each holder of an outstanding certificate or certificates that prior thereto represented Shares of the Company's Common Stock shall surrender the same to the Subsidiary, as exchange agent for all such holders (the "Exchange Agent"), and such holders shall be entitled upon such surrender to receive in exchange therefor either certificates representing the number of whole shares of DRS Stock into which the shares theretofore converted and/or cash, as provided above in Section 2.2(a). Adoption of this Agreement by the Company's Shareholders shall constitute ratification of the appointment of the Subsidiary as Exchange Agent. Following the Effective Date and until so surrendered, each outstanding certificate that, prior to the Effective Date, represented Shares of Common Stock, shall be deemed for all corporate purposes to evidence either ownership of the number of whole shares of DRS Stock into which the Shares of Common Stock represented thereby prior to such Effective Date shall have been converted or a right to receive the cash amount set forth in Section 2.2(a) above or both, as specified in Section 2.2(a). No interest shall be payable with respect to the payment of any dividends or with respect to a cash payment. The holder of a fractional share interest, as such, shall only be entitled to receive a cash distribution as provided in Sections 2.2(a) and 2.2(d) and shall not be entitled to any dividends, or to any distribution in the event of a liquidation, or to any voting or other privileges of a shareholder of in respect of such fractional share interest.

     (d) Fractional Shares. Fractional shares of DRS Stock will not be issued. The Exchange Agent will hold for the account of each holder of a certificate or certificates formerly representing Shares of the Company's Common Stock who would otherwise be entitled to receive a fractional interest in a share of DRS Stock, and upon surrender of such certificate or certificates shall deliver to such holder (together with certificates representing the number of whole shares of DRS Stock to which he may entitled as provided in Section 2.2(a)), a cash distribution in lieu of such fractional share in the amount set forth in Section 2.2(a) above. No interest shall be payable with respect to payment of such cash distribution. Any payment with respect to fractional shares is merely intended to provide a mechanical rounding of, and is not separately bargained-for, consideration.

     (e)Dissenters' Rights. Any Company Shareholder who shall have delivered a written demand for appraisal of his/her Shares, as provided in Sections 1300 et seq., of the California General Corporation Law (each a "Dissenting Shareholder"), shall not be entitled to DRS Stock or cash pursuant to this Agreement, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the merger under the California General Corporation Law, and shall be entitled to receive only the payment provided by Sections 1300, et seq., of the California General Corporation Law with respect to such Shares. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into and to have become exchangeable for, on the Effective Date, the right to receive DRS Stock or cash pursuant to the Agreement. The Company shall give DRS (a) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to the Dissenting Shareholder's rights of appraisal, and (b) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the California General Corporation Law. The Company shall not, except with the prior written consent of DRS, voluntarily make any payment with respect to any demands for appraisals of Shares, offer to settle or settle any such demands or approve any withdrawal of any such demand.

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF SURVIVING CORPORATION

     Representations and Warranties of Surviving Corporation. Surviving Corporation represents and warrants to the Company and to the Company's Shareholders as follows:

     SECTION 3.1. Capitalization. The authorized stock of the Surviving Corporation consists of 1,000 shares of common stock, par value .01, of which, on or before the Effective Date, 100 shares will be issued and outstanding. Such shares, all to be held by DRS, will constitute all the issued and outstanding shares of capital stock of the Surviving Corporation and all have been validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights or of any federal or state securities law.

     SECTION 3.2. Corporate Existence. Surviving Corporation is, or on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has or will have all requisite corporate power and authority to own its properties and assets and conduct its business as it is now being, or on the Effective Date will be, conducted. Surviving Corporation, is or on the Effective Date will be, duly qualified as a foreign corporation in each jurisdiction where the nature of its activities makes such qualification necessary.

     SECTIO 3.3. Authority Relative to this Agreement and Transaction Documents. The execution, delivery and performance by the Surviving Corporation of this Agreement and each Transaction Document to which it is, or on the Effective Date will be, a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action, and no other corporate action on the part of the Surviving Corporation is necessary for the execution, delivery and performance by the Surviving Corporation of this Agreement or any Transaction Document to which it is, or on the Effective Date will be, a party and the consummation by the Surviving Corporation of the transactions contemplated hereby and thereby. Neither the execution nor the delivery by the Surviving Corporation of this Agreement or any Transaction Document to which it is, or on the Effective Date will be, a party, nor the consummation by the Surviving Corporation of the transactions contemplated hereby or thereby, nor compliance with nor fulfillment by the Surviving Corporation of the terms and provisions hereof or thereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under (A) its Certificate of Incorporation or Bylaws or (B) any lease, Contract, instrument, mortgage, deed of trust, deed evidencing or securing indebtedness for borrowed money, financing lease, any law, rule, regulation, judgment, order, award, decree or other restriction of any kind to which the Surviving Corporation is, or on the Effective Date will be, a party or by which it is bound, or (ii) require the Surviving

Corporation to obtain the consent, approval, authorization or other order or action of, or filing with, any court, governmental authority or regulatory body.

     SECTION 3.4. Absence of Subsidiary Liabilities. Prior to the Effective Date, Subsidiary will have engaged only in the transactions contemplated by this Agreement, will have no material liabilities, and will have incurred no obligations except in connection with its performance of the transactions provided for in this Agreement.

     SECTION 3.5. No Litigation. There is no action, lawsuit, claim, counterclaim, proceeding, or investigation (or group of related actions, lawsuits, claims, proceedings or investigations) pending or, to the knowledge of Surviving Corporation, threatened against or affecting Surviving Corporation that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or any Transaction Document.

     SECTION 3.6. No Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Surviving Corporation or any Affiliate thereof in such manner as to give rise to any valid claim against the Company's Shareholders or the Company for any brokerage or finder's commission, fee or similar compensation.

     SECTION 3.7. Acquisition for Investment. The Surviving Corporation is acquiring the Shares solely for investment, with no present intention to resell the Shares. The Surviving Corporation hereby acknowledges that the Shares have not been registered pursuant to the Securities Act, and may not be transferred in the absence of such registration or an exemption therefrom.

     SECTION 3.8. Filings with the SEC. DRS has made all filings with the SEC that it has been required to make within the past year under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the "Public Reports"). None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. DRS has delivered to the Company's Shareholders a correct and complete copy of each Public Report as amended to date.

     SECTION 3.9. Financial Statements. DRS has filed Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1995, September 30, 1995 and December 31, 1995, and an Annual Report on Form 10-K for the fiscal year ended March 31, 1996. The financial statements included in or incorporated by reference into these Public Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of DRS and its Subsidiaries as of the indicated dates; provided, however, that the interim statements are subject to normal year end adjustments.

     SECTION 3.10. Full Disclosure. No representation or warranty herein by the Surviving Corporation or any Affiliate thereof, nor any statement or certificate furnished to the Company and/or the Company's Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made and, together with the Schedules attached hereto, not misleading. The Schedules attached hereto completely and correctly present the information required by this Agreement to be set forth therein, do not contain any untrue statement of a material fact and do not omit to state any facts necessary to make the statements contained therein, together with the representations and warranties herein by the Surviving Corporation or any Affiliate thereof, not misleading.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
            OF THE COMPANY AND CERTAIN OF THE COMPANY'S SHAREHOLDERS

     Representations and Warranties of the Company and certain of the Company's Shareholders. The Company and each of Leedom, Mason and Miller jointly and severally represent and warrant to the Surviving Corporation that:

     SECTION 4.1. Capitalization. The authorized stock of the Company consists of 100,000 shares of Common Stock, of which, as of the date hereof, 3,455 Shares are issued and outstanding. The Shares listed in Section 2.2(a) above constitute all the issued and outstanding shares of capital stock of the Company and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any securities convertible into, or other rights to acquire, any shares of capital stock of the Company, or (ii) obligates the Company to grant, offer or enter into any of the foregoing, or (iii) relates to the voting or control of such capital stock, securities or rights, except as set forth on Schedule 4.1 hereto. The Company has not agreed to register any securities under the Securities Act.

     SECTION 4.2. Title to Shares, etc. Each of the Company's Shareholders owns, beneficially and of record, their respective Shares as set forth in
Section 2.2(a) above, free and clear of any Lien or rights of others with respect thereto, and upon the delivery of any payment for such Shares in the manner provided in Article II of this Agreement, the Surviving Corporation will acquire good and marketable title thereto, free and clear of any Lien other than any Lien created by Surviving Corporation.

     SECTION 4.3. Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own its properties and assets and conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation in each jurisdiction where the nature of its activities makes such qualification necessary.

     SECTION 4.4. Authority Relative to this Agreement and Transaction Documents. Each of the Company's Shareholders has the legal capacity to execute and deliver this Agreement and/or the Transaction Documents to which each of them is, or on the Effective Date will be, a party or by which each of them is or will be bound, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is, or on the Effective Date will be, a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action, and no other corporate action is necessary for the execution, delivery and performance by the Company of this Agreement or any Transaction Document to which it is, or on the Effective Date will be, a party, no other corporate action is necessary for the consummation by the Company of the transactions contemplated hereby and thereby. Neither the execution nor the delivery by the Company and/or the Company's Shareholders of this Agreement, and/or any Transaction Document to which any is, or on the Effective Date will be, a party or parties, nor the consummation by the Company and/or any of the Company's Shareholders of the transactions contemplated hereby or thereby, nor compliance with nor fulfillment by the Company and/or any of the Company's Shareholders of the terms and provisions hereof or thereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under (A) in respect of the Company, Certificate of Incorporation or Bylaws or (B) any lease, Contract, instrument, mortgage, deed of trust, deed evidencing or securing indebtedness for borrowed money, financing lease, any law, rule, regulation, judgment, order, award, decree or other restriction of any kind to which the Company or any of the Company's Shareholders is, or on the Effective Date will be, a party or by which any is or will be bound, or (ii) require the Company or any of the Company's Shareholders to obtain the consent, approval, authorization or other order or action of, or filing with, any court, governmental authority or regulatory body. This Agreement has been duly executed and delivered by the Company and the Company's Shareholders and, together with each other Transaction Document and other agreement and instrument required to be delivered, is or will be, as the case may be, a legal, valid and binding obligation of each, enforceable against each in accordance with its respective terms.

     SECTION 4.5. No Litigation. There is no action, lawsuit, claim, counterclaim, proceeding, or investigation (or group of related actions, lawsuits, claims, proceedings or investigations) pending or, to the knowledge of the Company and the Company's Shareholders, threatened against or affecting the Company or any of the Company's Shareholders that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or any Transaction Document.

     SECTION 4.6. Title to Assets and Real Property. (a) Schedule 4.6 lists all of the machinery, equipment, Intellectual Property Rights, furniture, fixtures, personalty, and other items constituting the Assets. The Company has good and marketable title to all of the Assets, which are free and clear of all liens (including environmental liens), mortgages, deeds of trust, trust deeds, deeds to secure debt, pledges, encumbrances, defects, security interests, restrictions, conditional and installment sale agreements, options, easements and other legal or equitable encumbrances and claims or charges of any kind (collectively, "Liens"), except as disclosed in Schedule 4.6 (collectively, "Permitted Liens").

     (b) Set forth on Schedule 4.6 is a list of all interests in real property owned by or leased to the Company (including all interests in real property used in the business of the Company) and of all options or other contracts to acquire any such interest (collectively, the "Real Property"), specifying the location of each such Real Property and any improvements thereon ("Improvements"), and, as to all Real Property not owned by the Company, a legal description (if available), address and approximate size and boundaries of each leased or subleased premises, the present use to which each of the leased or subleased premises is being put, the name and address of the landlord and, if appropriate, the sublandlord with respect to each lease, a listing of any amendments, modifications, extensions or renewals which comprise a part of each lease, the expiration date of each lease, any renewal or extension right under each lease and the current base fixed annual rent due under each lease. The Company has good and marketable title to all Real Property and Improvements and to all other properties reflected on the Company Balance Sheet or acquired by any of them after the date thereof, and each such property is held free and clear of (i) all leases, licenses and other rights to occupy or use such property and (ii) all Security Interests, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, except (with respect to all such properties) those set forth on Schedule
4.6 or disclosed on the Company Balance Sheet or the notes thereto, none of which has an adverse effect on such property or its present or contemplated use in the business of such Company. No financing statement under the Uniform Commercial Code with respect to any of the foregoing properties has been filed in any jurisdiction, and the Company has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except as set forth on Schedule 4.6 hereto. The present and contemplated use of the Real Property, Improvements and tangible property conforms in all respects with all applicable building, fire, zoning, environmental and other land use, laws, ordinances, rules and regulations, Applicable Law and all necessary occupancy and other certificates and Permits for the occupancy and lawful use thereof have been issued and are presently in full force and effect. All notices of violations of Applicable Law issued by any state, county, municipal or local department having jurisdiction against or affecting any of the Real Property, Improvements or tangible property have been complied with in all respects. No use of the Real Property, Improvements or tangible property is dependent upon the continuance of a nonconforming use or a special permit or license. The Company is not obligated to pay any fee or commission to any broker, finder, consultant or other intermediary as a result of the purchase or leasing of any of the Real Property.

     SECTION 4.7. Compliance with Laws; Permits and Licenses. (a) Except as disclosed in Schedule 4.7(a), the Company is in substantial compliance with all applicable statutes, orders, rules and regulations promulgated by Governmental Authorities (collectively, "Applicable Law") relating to the operation or conduct of the business of the Company, or the use of the properties of the Company, including, without limitation, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions and working conditions, (ii) health and safety,
(iii) zoning and building codes or municipal ordinances, violation of which would interfere with the ability of the Company to operate, (iv) the production, storage, processing, advertising, sale, transportation, distribution, disposal, use and warranty of products of the business of the Company, (v) obligations of the Company to disabled persons, or (vi) trade and antitrust regulations, and the Company has not received any notice of alleged violation of any such statute, order, rule or regulation. Except as disclosed in Schedule 4.7(a), to the knowledge of the Company and the Company's Shareholders, the Company is not in default under or in violation of, any applicable franchise, permit or license, its Certificate of Incorporation or other charter document, Bylaws, any promissory note, indenture or any evidence of indebtedness or security therefor, lease, Contract or any other instrument to which it is a party or by which any of its properties or assets is or may be bound.

     (b) Schedule 4.7(b) lists all governmental licenses, permits, product registrations, authorizations, approvals and indicia of authority and any pending applications therefor. Except as disclosed in Schedule 4.7(b), such licenses, permits, product registration, authorizations, approvals and indicia of authority are (i) all the governmental licenses, permits, product registrations, authorizations, approvals and indicia of authority necessary to conduct the business of the Company, and (ii) valid and in full force and effect, assuming the related consents referenced in Section 5.2(f) have been obtained prior to the execution of this Agreement.

     SECTION 4.8. Intellectual Property. (a) Schedule 4.8(a) sets forth a true and complete list of all Intellectual Property Rights of the Company. The Intellectual Property Rights constitute all such property forming a part of the business of the Company and, except as disclosed in Schedule 4.8(a), do not conflict with or infringe on the rights of others.

     (b) Except as disclosed in Schedule 4.8(b) (i) all the Intellectual Property Rights are owned by or are licensed to the Company under licenses or written agreements; (ii) no claims have been made and are pending or are currently threatened against the Company alleging that any services provided or products manufactured or sold by the Company, or any Intellectual Property Rights are being provided, manufactured, sold or used in violation of any patents or trademarks, or any other rights of any Person (nor is there a basis in fact which could result in such a claim); (iii) the Company has not granted any license to any Person with respect to any Intellectual Property Rights; (iv) no other Person is infringing on any Intellectual Property Rights; (v) all Intellectual Property Rights of the Company are legal, valid and binding, in full force and effect and are freely assignable to the Surviving Corporation, if as and when required; (vi) the Company has duly made punctual payments of all royalties or fees required to be made by it under or in connection with any Intellectual Property Right; and (vii) no event has occurred which (with the passing of time and/or the giving of notice) would result in or permit the termination of any Intellectual Property Right or the acceleration of any obligation thereunder without the consent of the Company.

     (c) Except as disclosed in Schedule 4.8(c), following the transactions contemplated hereby, the Surviving Corporation shall own or possess adequate and enforceable licenses or other rights to use, without payment of any fee other than as disclosed in Schedule 4.8(c), all of the Intellectual Property Rights.

     SECTION 4.9. Litigation. Except as disclosed in Schedule 4.9, there is no action, lawsuit, claim, counterclaim, proceeding, or investigation (or group of related actions, lawsuits, claims, proceedings or investigations) pending or, to the knowledge of the Company and the Company's Shareholders, threatened against or affecting the Company in any court, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, and neither the Company nor the Company's Shareholders know of any reasonable basis for any such action, lawsuit, claim, proceeding, or investigation (or group of related actions, lawsuits, claims, proceedings or investigations). The Company is not in default, and no condition exists that with notice or the lapse of time or both would constitute a default, with respect to any judgment, order, writ, injunction or decree of any court or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting or relating to the business of the Company. No condemnation proceeding has been commenced or, to the knowledge of the Company and the Company's Shareholders, is threatened to be commenced against any of the Assets or Real Property.

     SECTION 4.10. Contracts.

     (a) Material Contracts. Schedule 4.10(a) contains a complete and correct list as of the date hereof of all agreements, contracts and commitments of the following types, written or oral, to which the Company is a party or by which the Company or its properties are bound as of the date hereof: (a) mortgages, indentures, security agreements, letters of credit, loan agreements and other agreements, guaranties and instruments relating to the borrowing of money or extension of credit; (b) employment, consulting, severance or agency agreements;
(c) collective bargaining agreements; (d) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plans, trusts or funds for the benefit of employees, officers, agents and directors (whether or not legally binding); (e) sales agency, manufacturer's representative or distributorship agreements; (f) agreements, orders or commitments for the purchase of raw materials, supplies or finished products exceeding $10,000; (g) agreements, orders or commitments for the sale of its products exceeding $10,000; (h) licenses of patent, copyright, tradenames, trademark, transfer of technology or know how and other intellectual property rights; (i) agreements or commitments for capital expenditures in excess of $10,000 for any single project (it being warranted that all undisclosed agreements or commitments for capital projects do not exceed $15,000 in the aggregate for all projects); (j) brokerage or finder's agreements; (k) joint venture, partnership and development agreements; and (1) other agreements, contracts and commitments which in any case involve payments or receipts of more than $10,000. The

Company has delivered to the Surviving Corporation complete and correct copies of all such written agreements, contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements listed in
Schedule 4.10(a). No reason exists that would not allow each such oral agreement to become a written agreement, executed by the parties thereto and enforceable against any party to such agreement who fails to execute such agreement. Each such oral agreement is in compliance with the Statute of Frauds of the jurisdiction governing such oral agreement. All such agreements, contracts and commitments governed by this Section 4.10(a) are in full force and effect, are enforceable by the Company against the other parties thereto in accordance with their terms, and, except as disclosed in Schedule 4.10(a), to the knowledge of the Company and the Company's Shareholders, there does not exist thereunder any violation or any default or event or condition or course of dealing which, after notice or lapse of time or both, would constitute a default thereunder on the part of the Company, or any other party thereto or would provide a basis for any creditor of the Company, or any party to such agreements, contracts or commitments, to challenge the extent, validity or priority of the interest of any other party to such agreements, contracts or commitments; to the knowledge of the Company and the Company's Shareholders, consummation of the transactions contemplated under this Agreement and the Transaction Documents shall not give rise to any violation or any default or event or condition which, after notice or lapse of time or both, would constitute a default thereunder on the part of the Company, or any other party thereto or would provide a basis for any creditor of the Company, or any party to such agreements, contracts or commitments to challenge the extent, validity or priority of the interest of any other party to such agreements, contracts or commitments. No agreement, contract or commitment to which the Company is a party, or by which it or any of its properties is bound, adversely affects or in the future may adversely affect the business of the Company. No agreement, contract or commitment to which the Company is a party, or by which it or any of its properties is bound, is in conflict, whether by way of violation of any term or condition or by way of default, with any other agreement, contract or commitment to which the Company is a party, or by which it or any of its properties is bound. All agreements, contracts or commitments with Affiliates of the Company, to which the Company is a party or by which it or any of its properties is bound reflect terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Company has no outstanding powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

     (b) Government Contracts.

     (i) Government Contracts Compliance. The Company is not, and the consummation of this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby will not result, in any violation, breach or default of any term or provision of (i) any contract, subcontract or agreement between the United States Government and the Company and (ii) any bid, proposal or quote submitted to the United States Government by the Company. The Company is not, and the consummation of this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby will not result, in any violation, breach or default of any provision of any federal order, statute, rule or regulation governing any contract, subcontract, bid, proposal, quote, arrangement or transaction of any kind between the

United States Government and the Company. The representations in the two immediately preceding sentences are made after consideration of, but are not limited to, the following laws, regulations, standards, and agreements, to the extent, if any, they are applicable to or incorporated into contracts, subcontracts, agreements:

          (A) The Truth in Negotiations Act of 1962, as amended;

          (B) The Service Contract Act of 1965, as amended;

          (C) The Contract Dispute Act of 1978, as amended;

          (D) The Federal Acquisition Regulations and any applicable agency supplements thereto, as well as applicable predecessor procurement regulations;

          (E) The Cost Accounting Standards;

          (F) Agreement with the Contract Audit Agency;

          (G) Relevant rules and arrangements governing the allowance of costs charged to overhead and general and administrative cost pools allocable to government contracts;

          (H) The Defense Industrial Security Manual DOD 5220.22-M, the Defense Industrial Security Regulation DOD 5220.22-R and related security regulations;

          (I) The Procurement Integrity Provisions of the OFPP Act Amendments of 1988, P.L. 100-679, as amended and implemented.

     (ii) Investigation and Claims. Schedule 4.10(b) sets forth descriptions of all audit reports, final decisions, claims, consent orders in effect, outstanding notices and reports concerning audits, investigations or claims, ongoing government investigations or prosecutions, or internal investigations conducted or initiated by or in respect of the Company and identifies any corrective action, restitution or disciplinary action initiated or taken by or in respect of the Company relating in any sense to the subjects listed below in paragraphs (A) through and including (G). Except as disclosed in Schedule 4.10(b), the Company has never engaged in nor has been charged with, received a claim related to, or been under investigation or conducted or initiated any internal investigation or, to the knowledge of the Company and the Company's Shareholders, has reason to conduct, initiate or report any internal investigation or made a voluntary disclosure, with regard to any of the following:

          (A) Defective Pricing within the meaning of P.L. 87-653, as amended;

          (B) Failure to correct accounting, inventory, material requirements planning, or purchasing system deficiencies;

          (C) Mischarging of direct and/or indirect costs in connection with U.S. Governmental contracts or subcontracts;

          (D) Delivery to the U.S. Government or to a U.S. Government prime contractor or subcontractor of material, components, items or services that do or did not meet specifications or standards therefor, or delivery to the U.S. Government or a U.S. Government prime contractor or subcontractor of foreign-made material, components or items where domestic-made material, components or items were required;

          (E) Improper payments or any payments or activities for obtaining non-public source selection information;

          (F) Unallowable costs, including unallowable direct or indirect costs;

          (G) Violations of any of the following statutes, as amended, or the regulations promulgated thereunder:

               (I)    False Statements Act (18 U.S.C. 1001),

               (II)   False Claims Act (18 U.S.C. 287),

               (III)  False Claims Act (31 U.S.C. 3729),

               (IV)   Briberies, Gratuities and Conflicts of Interest (18 U.S.C.
                      201),

               (V)    Anti-Kickback Act (41 U.S.C. 51, 54),

               (VI)   Anti-Kickback Enforcement Act of 1986 (P.L. 99-634),

               (VII)  Arms Export Control Act (22 U.S.C. 277, et seq.),

               (VIII) Foreign Corrupt Practices Act (15 U.S.C. 78m, 78dd-1,
                      78ff),

               (IX)   Export Administration Act (P.L. 99-64),

               (X)    War and National Defense Act (18 U.S.C. 793),

               (XI) Racketeer Influenced Corrupt Organizations Act (18 U.S.C. 1901-68),

               (XII)  Conspiracy to Defraud the Government (18 U.S.C. 371),

               (XIII) Program Fraud Civil Remedies Act (P.L. 99-509),

               (XIV) "Revolving Door" Legislation (18 U.S.C. 207, 281(a)(11) and 10 U.S.C. 2397), and

               (XV)   Defense Production Act (50 U.S.C. App. 2061).

     (iii) No Debarment or Suspension. The Company is not nor has ever been informed that it is or will be subject to any proceeding which could result in or otherwise contemplates debarment or suspension.

     (iv) Test and Inspection Results. All test and inspection results the Company has provided to any government agency pursuant to any government contract or any subcontract or as a part of the delivery to the government of any article designed, engineered or manufactured by the Company were true, complete and correct. Except as set forth in Schedule 4.10(b), the Company has provided all test and inspection results to government agencies as required by law or pursuant to government contract or subcontracts, or may have been required as part of the delivery of any article designed, engineered or manufactured by the Company.

     SECTION 4.11. Foreign Government Contracts. To the extent that the Company is party to a prime contract or subcontract with a government other than the U.S. Government (a "Foreign Government Contract"), then: (a) if the Foreign Government Contract incorporates by reference, or is otherwise subject to, any or all of the regulations cited in Section 4.10(b) above (or their foreign equivalents), the representations made in Section 4.10(b) above shall be deemed applicable to such Foreign Government Contract, and (b) if the Foreign Government Contract incorporates by reference or is otherwise subject to other applicable laws ("Foreign Laws") the representations made hereinabove regarding compliance, investigations and claims, debarment or suspension and test and inspection results shall be deemed made in respect of the appropriate Foreign Laws.

     SECTION 4.12. Labor Union Contracts. The Company is not a party to any collective bargaining or other labor union Contract applicable to persons employed by the Company. There are no unfair labor practice complaints nor are there any current union representation questions involving persons employed in the business of the Company. Except as disclosed on Schedule 4.12, the Company does not know of any current activities or proceedings of any labor union (or representatives thereof) to organize any unorganized employees of the Company and of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Company. During the 24-month period preceding the date hereof, there have not been any formally filed grievances involving employees of the Company.

     SECTION 4.13. Employees, Labor Matters, etc.

     (a) Schedule 4.13(a) contains a complete and correct list of the names of all directors and officers of the Company. There is no payment that has not been paid for more than 30 days past the date on which such payment became due that is owed by the Company to any of its directors, officers, employees, trustees, agents, brokers, representatives or other personnel, current and former, or any beneficiaries, dependents or survivors of the foregoing (including, without limitation, expense reimbursement and severance payments), in accordance with the terms of their respective employment arrangements or under their employment, severance or agency agreements, if any.

     (b) Except as set forth in Schedule 4.13(b), there has never been any (i) unfair labor practice complaint against the Company before the National Labor Relations Board; (ii) labor strike, dispute, or work stoppage actually pending or, to the best of the Company's knowledge after reasonable inquiry, threatened against or affecting the Company; (iii) representation petition respecting the employees of the Company filed with the National Labor Relations Board; or (iv) arbitration proceeding arising out of or under collective bargaining agreements pending against the Company.

     (c) Certain Benefit and Compensation Arrangements:

          (i) Set forth on Schedule 4.13(c) hereto is a true and complete list of each employee of the Company whose aggregate compensation for the fiscal year ended December 31, 1995 exceeded $50,000 or who is employed as an officer of the Company , as well as any and all agreements, arrangements, commitments or understandings of any kind, whether written or oral, applicable to each (as well as to current and former directors and consultants and former officers of the Company) pursuant to which payments of any kind are required to be made following the date hereof (including, without limitation, any employment, deferred compensation, consulting, severance, termination or supplemental pension payments) (the "Compensation Commitments"). True and complete copies of all of the written Compensation Commitments have been provided to Surviving Corporation together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to Surviving Corporation with respect to any Compensation Commitment which is unwritten.

          (ii) Each Compensation Commitment:

               (A) since its inception, has been operated in all material respects in accordance with its terms;

               (B) is not currently under investigation, audit or review by the IRS or any other federal or state agency and no such action is contemplated or under consideration;

               (C) has no liability for any federal, state, local or foreign Taxes;

               (D) has no claims subject to dispute or litigation; and

               (E) has met all applicable requirements, if any, of the Code;

     SECTION 4.14. ERISA. Schedule 4.14 lists (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical, disability or life insurance, supplemental retirement, or severance benefit plans, programs or arrangements, and all employment, termination, or severance contracts to which the Company is a party, with respect to which the Company has any obligation, or that are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director, (ii) each employee benefit plan for which the Company could incur liability under
Section 4069 of ERISA in the event such plan has been or were to be terminated and (iii) any plan in respect of which the Company could incur liability under
Section 4212(c) of ERISA (collectively, the "Plans").

     (a) Each Plan that is intended to qualify under Section 401(a) of the Code or similar provision of foreign law is so qualified. The Company has performed all obligations required to be performed by it by the terms of the Plans and Applicable Law, rules and regulations. The Company has complied in all material respects with all Applicable Law, rules and regulations relating to each Plan.

     (b) The Company has not and has no knowledge that any other "party in interest" (as defined in Section 3(14) of ERISA) to any Plan has engaged in any transaction with respect to any Plan in connection with which the Company or any other party in interest could be subjected to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

     (c) No Plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA) or any trust created under any such Plan has been terminated since September 2, 1974. No material liability to the Pension Benefit Guaranty Corporation (the "PBGC"), other than annual premium payments, has been or is expected by the Company to be incurred by the Company with respect to any Plan. There has been no reportable event (within the meaning of Section 4043 of ERISA), which at the time of such event required notification within 30 days to the PBGC. There has been no other reportable event with respect to any Plan which could result in a liability to the Company as a result thereof. There has been no event or condition which presents a risk of termination of any such Plan by the PBGC.

     (d) Full payment has been made of all amounts which the Company is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof or, if later, the most recent date as of which such amount is required to be paid under such Plan (and, with respect to any Plan that is subject to Section 412(m) of the Code, all payments required to be made have been paid on or before each required installment due date (as defined in Section 412(m) of the Code) preceding the date hereof), and, with respect to any Plan, no accumulated funding deficiency (as defined in section 302 of ERISA and Section 412 of the Code), whether or not waived, exists. There has been no failure to make any payment due prior to the date hereof that is or could become a liability of the Company under Section 412(c) of the Code.

     (e) The present value as of December 31, 1994 of all accrued benefits under all Plans subject to Section 412 of the Code did not, as of such date, exceed the current value of the assets of such Plans allocable to such accrued benefits. The terms "present value," "current value" and "accrued benefit" have the meanings specified in Section 3 of ERISA.

     (f) No Plan is a "multiemployer plan" (as defined in Sections 3(37) and 4001(3) of ERISA) and the Company has not withdrawn or partially withdrawn from any multiemployer plan under circumstances giving rise to a withdrawal liability under ERISA.

     (g) Neither the Company nor any corporation, trade or business under common control with the Company (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) has engaged in any transaction since January 1, 1986 described in
Section 4069(a) of ERISA.

     (h) No Plan provides for the payment of any welfare benefit (as described in Section 3(1) of ERISA) to any former or retired employee of the Company or any of its Affiliates, except as may be required by Section 4980B of the Code or
Section 601 of ERISA.

     (i) No Plan provides for the payment of severance benefits upon termination of employment.

     SECTION 4.15. Brokers' or Finders' Fees, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Company or any of the Company's Shareholders (other than the Company or employees thereof) in such manner as to give rise to any valid claim against the Surviving Corporation or the Company for any brokerage or finder's commission, fee or similar compensation.

     SECTION 4.16. Financial Information; Undisclosed Liabilities.

     (a) Attached hereto as Schedule 4.16 is a copy of the balance sheet of the Company (the "Company Balance Sheet") as of June 30, 1996 (the "Balance Sheet Date"). Except as disclosed in Schedule 4.16, the Company Balance Sheet, together with the books and records of the business of the Company, present fairly in accordance with GAAP the financial condition of the business of the Company as of the Balance Sheet Date.

     (b) The books of account of the Company reflect all items of income and expense and all assets and liabilities of the business of each.

     (c) The Company has delivered to Surviving Corporation a copy of its balance sheets, together with the notes thereto, as of August 31, 1993, 1994 and 1995 and the related statement of operations and retained earnings and of cash flows for the year then ended. Such financial statements, together with the notes thereto, (i) are in accordance with the books and records of the Company,
(ii) present fairly the financial condition of the Company as of the date thereof, (iii) present fairly the result of operations of the Company for the periods covered by such statements, (iv) have been prepared in accordance with GAAP by the Accountants and (v) include all adjustments that are necessary for a fair presentation of the financial condition of the Company and the results of the Company's business operations for the periods covered by such statements.

     (d) There are no material liabilities of the Company of any kind whatsoever, whether or not accrued or fixed, absolute or contingent, determined or determinable, known or unknown, other than liabilities (i) reflected on and adequately provided for in the Company's Balance Sheet attached hereto as
Schedule 4.16, or (ii) incurred since the Balance Sheet Date in the ordinary course of the operation of the Company's business and not as a result of any violation of law or regulation, or (iii) disclosed in Schedule 4.16.

     SECTION 4.17. Taxes.

     (a) Except as disclosed in Schedule 4.17(a), the Company, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Company, any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by the Company or any such other corporation. Copies of all tax returns for the fiscal years ended since December 31, 1991 have been furnished to the Surviving Corporation or its representatives and such copies are accurate and complete as of the date hereof. The Company has also furnished to the Surviving Corporation correct and complete copies of all notices and correspondence sent or received since December 31, 1991, by the

Company to or from any federal, state, local or foreign tax authorities. The Company has adequately reserved for the payment of all Taxes with respect to periods ended on, prior to or through the Effective Date for which tax returns have not yet been filed. In the ordinary course, the Company makes adequate provision on its books for the payment of all Taxes (including for the current fiscal period) owed by the Company. Except to the extent reserves therefor are reflected on the Company Balance Sheet, the Company is not liable, nor will become liable, for any Taxes for any period ending on, or prior to, the date of the Company Balance Sheet. Except as disclosed in Schedule 4.17(a), the Taxes payable set forth in the Company Balance Sheet are adequate to cover all liabilities for Taxes of the Company with respect to all assets held and activities conducted by the Company on or prior to the Effective Date, other than liabilities for Taxes incurred in the ordinary course of business subsequent to the date of the Company Balance Sheet and permitted by this Agreement. No tax liens have been filed and neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge of the Company after reasonable inquiry, threatening to assert against the Company any deficiency or claim for additional Taxes. Except as provided in Schedule 4.17(a), no Return of the Company is currently under audit by the Internal Revenue Service or by the taxing authorities of any other jurisdiction. The Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any federal, state or local Tax. Without limiting the foregoing, the Company has no knowledge of any actual claim for any additional Tax to be imposed upon the Company for the periods ending on or prior to the Effective Date in excess of the accruals of the Company set forth in the Company Balance Sheet with respect to Taxes. The federal, state and local tax Returns of the Company have been examined by the appropriate taxing authority, or the statutes of limitations with respect to the relevant income or franchise tax liability have expired, for all tax periods through and including the tax period listed with respect to each such jurisdiction set forth in Schedule 4.17(a).

     (b) No consent or agreement under Section 341(f) of the Code is in effect with respect to the Company.

     (c) Except as provided in Schedule 4.17(c), the Company has not (i) agreed to and is not required to make any adjustment under Section 481(a) of the Code or Revenue Procedure 87-32 (or any successor thereto), by reason of a change in method of accounting or otherwise; (ii) ever been included in a combined or consolidated income tax return; (iii) ever owned stock representing 50% or more of the voting power or value of another corporation; (iv) entered into any agreement or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (v) consummated any transaction with another corporation that is owned, directly or indirectly, by the Company on other than an arms-length basis within the meaning of Section 482 of the Code and the regulations thereunder; or (vi) entered into any tax sharing agreements or similar arrangements.

     (d) Prior to the current year, the Company's taxable year for federal and state income and franchise tax purposes has always been a taxable year beginning September 1 and ending August 31.

     SECTION 4.18. Absence of Changes. Since December 31, 1995 except as specified in Schedule 4.18 or presented on the Company Balance Sheet, the Company has not:

          (a) undergone any material adverse change in its condition (financial or other), properties, assets, liabilities, business, operations or prospects, other than changes in the ordinary course of business;

          (b) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or otherwise purchased or redeemed, directly or indirectly, any shares of its capital stock;

          (c) issued or sold any shares of its capital stock of any class or any options, warrants or conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

          (d) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt outstanding as of December 31, 1995;

          (e) mortgaged, pledged or subjected to any Lien any of its properties or assets, tangible or intangible;

          (f) except in the normal course of business, acquired or disposed of any assets or properties, or entered into any agreement or other arrangement for such acquisition or disposition;

          (g) forgiven or canceled any debts or claims, or waived any rights;

          (h) entered into any agreement, commitment or other transaction other than agreements involving an expenditure up to $10,000 or, whether singly or in the aggregate, or entered into any agreement which, pursuant to its terms, is not cancelable without penalty on less than 30 days' notice;

          (i) paid any bonus to any officer, director or employee or granted to any officer, director or employee any other increase in compensation in any form, or granted any increase in the compensation or benefits of employees or entered into any employment or severance agreement or arrangement with any of officer, director or employee;

          (j) adopted or amended in any respect, any employment, collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding);

          (k) suffered any damage, destruction or loss (whether or not covered by insurance) to any property or assets;

          (l) suffered any strike or other employment related problem;

          (m) suffered any loss of employees or customers;

          (n) amended its certificate of incorporation or bylaws (or comparable documents);

          (o) changed in any respect its accounting practices, policies or principles;

          (p) incurred any liability or obligation (whether absolute, accrued, contingent or otherwise and whether direct or as guarantor or otherwise) with respect to the obligations of others;

          (q) granted any rights or licenses under any of its trademarks, tradenames or patents or entered into any licensing or distributorship agreements;

          (r) made any changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor;

          (s) failed to discharge or satisfy any Lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise);

          (t) defaulted on any obligation;

          (u) written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in the Company Balance Sheet;

          (v) laid off any employees or made any changes in policies of employment;

          (w) discontinued the sale of any products or product lines or programs; or

          (x) entered into any agreement or made any commitment (whether or not legally binding) to do any of the foregoing.

     SECTION 4.19. Accounts Receivable. All accounts receivable reflected on the Company Balance Sheet or arising since the date thereof (subject to the reserve for bad debts reflected on such Company Balance Sheet) are good and have been collected or are collectible, without resort to litigation or extraordinary collection activity, within 60 days of the Effective

Date, and are subject to no defenses, set-offs or counterclaims other than normal cash discounts accrued in the ordinary course of business of the Company. Set forth on Schedule 4.19 hereto is a list of all accounts receivable of the Company as of June 30, 1996 showing separately those receivables which as of such date have been outstanding (i) 1 to 29 days, (ii) 30 to 59 days, (iii) 60 to 89 days, (iv) 90 to 119 days and (v) more than 119 days.

     SECTION 4.20. Insurance. The operations and assets of the Company are covered by valid and currently effective insurance policies issued in favor of the Company. Schedule 4.20 contains a brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies and contracts of insurance held by the Company and/or the employees currently or previously employed in the business thereof. All premiums due thereon have been paid and, to the knowledge of the Company and the Company's Shareholders, the Company and its Affiliates have complied in all material respects with the provisions of such policies. To the knowledge of the Company or each of the Company's Shareholders, such policies
(i) are sufficient for compliance with all requirements of law and are substantially consistent with all (A) Contracts to which the Company is a party and (B) leases, mortgages, deeds of trust and deeds to secure debt to which the Company is a party, (ii) are reasonable in scope and amount, in light of the risks attendant to the businesses and activities in which the Company is or has been engaged and (iii) are comparable to coverage customarily maintained by companies in similar lines of business and in similar localities. There is no material default with respect to any provision contained in any such policy and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. Except as disclosed in Schedule 4.20, no notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received; neither has the Company been refused insurance with respect to its assets or operations, nor has its coverage been previously canceled or materially limited, by any insurer to which it has applied for such insurance or with which it has held insurance.

     SECTION 4.21. Sufficiency of Assets and Real Property.

     (a) The properties owned by or leased to the Company are adequate for the conduct of the business of the Company. Except as disclosed in Schedule 4.21(a), all of the Assets are suitable for the uses in which they are currently employed, are in good operating condition and are free from any defects, except such minor defects as do not interfere with the continued use of such properties and equipment in the conduct of the normal operations of the business of the Company, and the Assets include supplies of spare parts for the equipment and machinery included in the Assets in amounts consistent with past practices.

     (b) None of the Assets or Real Property is used by the Company or any of its Affiliates in connection with any business or enterprise other than the business of the Company.

     SECTION 4.22. Foreign Assets. The Assets do not include any interest in any real property or tangible or intangible personal property or other assets located outside the continental limits of the United States of America.

     SECTION 4.23. Propriety of Past Payments. No funds or assets of the Company have been used for illegal purposes; no unrecorded funds or assets of the Company have been established for any purpose; no accumulation or use of the Company's corporate funds or assets has been made without being properly accounted for in the respective books and records of the Company; all payments by or on behalf of the Company have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Company for any reason; no payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. The Company has complied with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder ("FCPA") and, in each case, has not made any payment to or on behalf of any person with respect to which a deduction could be disallowed under Section 162(c) of the Code. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by the Company of, or alleged to be of, the type described in this Section 4.23 nor is there a basis in fact for such investigation.

     SECTION 4.24. Affiliate Transactions. Schedule 4.24 contains a complete and correct list of all agreements or arrangements (whether or not written) between the Company and any shareholder, officer, director or employee (or immediate family member thereof) of the Company currently in effect or to be performed in the future. Other than such agreements or arrangements, if any, or as further disclosed on Schedule 4.24, there has been no transaction between the Company and any shareholder, officer, director or employee (or immediate family member of any thereof) of the Company in effect within the five-year period immediately preceding the date hereof which involved payments to, or from, or for the benefit of, any such shareholder, officer, director or employee (or immediate family member of any thereof). Except as set forth in Schedule 4.24, no shareholder, officer, director or employee (or immediate family member of any thereof) of the Company owns directly or indirectly, on an individual or joint basis, greater than a 5% interest in, or serves as an officer, director or employee of, any customer, competitor or supplier of the Company or any person or entity which has a contract or arrangement with the Company.

     SECTION 4.25. Suppliers and Customer. (a) Except as disclosed on Schedule 4.25(a), none of the suppliers of inventory, equipment or services of the Company will cease to sell such equipment or services thereto as a result of the transactions contemplated by this Agreement.

     (b) Except as disclosed on Schedule 4.25(b), no single customer of the Company (other than ITEC and Lockheed Martin) accounted for in excess of 10% of the combined gross revenues of the Company for the twelve month period ending June 30, 1996.

     SECTION 4.26. Environmental Conditions and Governmental Authorizations. Except as specified in Schedule 4.26:

          (a) All real property owned, leased, occupied or used by the Company is free from contamination from any Hazardous Materials. The Company has not caused or suffered, nor, to the best knowledge of the Company and the Company's Shareholders after reasonable inquiry, has any other party previously involved in operations at any such property caused or suffered, any Environmental Damages.

          (b) Neither the Company nor any prior owner or occupant of real property owned, leased, occupied or used by the Company has received notice of any alleged violation of Environmental Requirements, or notice of any alleged liability for Environmental Damages, and there exists no writ, injunction, decree, order or judgment outstanding, nor any claim, suit, proceeding, citation, fine, penalty, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of the Premises by any Person, or to alleged violation of Environmental Requirements, or to the suspected presence of Hazardous Material thereon, nor, to the knowledge of the Company and the Company's Shareholders after reasonable inquiry, does there exist any basis for such claim, suit, proceeding, citation, fine, penalty, directive, summons or investigation being instituted or filed.

          (c) There is not constructed, placed, deposited, stored, disposed of or located on any real property owned, leased, occupied or used by the Company any polychlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCBs, or any asbestos.

          (d) Neither the Company nor any of the Company's Shareholders has any knowledge of any alleged liability for Environmental Damages of any alleged violation of Environmental Requirements asserted against any of the owners or occupants of any related property located in the vicinity of any of any real property owned, leased, occupied or used by the Company.

          (e) The Company has in its possession all permits required to operate in compliance with all Applicable Law, and the Company is presently in full and complete compliance with each of such permits.

     SECTION 4.27. Leases of Personal Property (a) Schedule 4.27(a) correctly describes each lease under which the Company is the lessee of any personal property (collectively, the "Personal Property Leases"). The property described in all of the Personal Property Leases is presently and exclusively used in the business of the Company. The Company has all right, title and interest of the lessee under the terms of all of the Personal Property Leases to which it is a party. Other than any related consents listed in Schedule 4.27(a), no consent is necessary for the assignment of any Personal Property Lease for the consummation of this Agreement or any Transaction Document or the transactions contemplated hereby or thereby.

     (b) No event has occurred which (with the passage any of time or the giving of notice) would materially impair any right of the Company to exercise and obtain the benefits of any options contained in any Personal Property Lease. There is no substantial default or basis for acceleration or termination, nor has any event occurred which (with the passage of time or the giving of notice) would constitute such a default or result in or permit the acceleration of any Personal Property Lease.

     SECTION 4.28. Books and Records. The Company has previously furnished to Surviving Corporation true and correct copies of the Certificate of Incorporation (or other charter document), the Bylaws of the Company as in effect on the date hereof and the minute books and stock books of the Company, which are correct and complete as of the date hereof in all respects, and will be correct and complete as of the Effective Date.

     SECTION 4.29. Accounts. Schedule 4.29 correctly identifies each bank account maintained by or on behalf or for the benefit of the Company and the name of each Person with any power or authority to act with respect thereto.

     SECTION 4.30. Products Liability.

     (a) Except as disclosed in Schedule 4.30(a) hereto, (i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature before any court or governmental or other regulatory or administrative agency, commission or authority against or involving any product, service, substance or material (collectively, a "Product"), or class of claims or lawsuits involving the same or similar Product manufactured, produced, distributed or sold by or on behalf of the Company which is pending, or, to the knowledge of the Company and the Company's Shareholders, threatened, resulting from an alleged defect in design, implementation, manufacture, materials or workmanship of any Product manufactured, produced, distributed or sold by or on behalf of the Company, or any alleged failure to warn, or from any-breach of implied warranties or representations, (ii) there has not been any Occurrence (as defined in Section 4.30(b)), and (iii) there has not been, nor is there under consideration or investigation by the Company, any Product recall, rework, retrofit or post-sale warning conducted by or on behalf of the Company concerning any products manufactured, produced, distributed or sold by or on behalf of the Company or any product recall conducted by or on behalf of any entity as a result of any alleged defect in any Product supplied by the Company.

     (b) For purposes of this Section 4.30, the term "Occurrence" shall mean any accident, happening or event which takes place at any time before the Effective Date which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship, including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving a Product (including any parts or components) manufactured, produced, distributed or sold by or on behalf of the Company which is likely to result in a claim or loss.

     SECTION 4.31. Interest in Competitors. Except as disclosed on Schedule 4.31, neither the Company's Shareholders, nor the Company, nor any of its officers, directors, shareholders or employees, has any interest, either by way of contract or by way of investment or otherwise, directly or indirectly, in any person that provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company.

     SECTION 4.32. Inventories. The values at which inventories are carried on the Company Balance Sheet reflect the normal inventory valuation policies of the Company, and such values (including the calculation of any LIFO reserve) are in conformity with GAAP consistently applied. All inventories reflected on the Company Balance Sheet or arising since the date thereof are currently marketable and can be anticipated to be sold at normal mark-ups within days after the date hereof in the ordinary course of business (subject to the reserve for obsolete, off-grade or slow-moving items that is set forth on such Company Balance Sheet), except for spare parts inventory which inventory is good and usable.

     SECTION 4.33. Private Offering. Neither the Company, nor the Company's Shareholders nor anyone acting on their behalf, has sold or has offered any of the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than DRS and/or Surviving Corporation. Neither the Company, nor the Company's Shareholders nor anyone acting on their behalf shall offer any of the Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the offer and sale of such Shares within the provisions of
Section 5 of the Securities Act.

     SECTION 4.34. Subsidiaries. Set forth on Schedule 4.34 is a true and complete list of any and all Subsidiaries of the Company and partnerships and joint ventures in which the Company participates, stating, with respect to each, its jurisdiction of organization or incorporation, capitalization, equity ownership and jurisdictions in which it is qualified to do business. Each is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate the properties and assets used in its business and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign entity in each jurisdiction where each qualification is required. All of the outstanding shares of capital stock of the Subsidiaries have been validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights or of any federal or state securities law, and are owned by the Company of record and beneficially free and clear of any security interest, pledge, lien, charge, claim, option, equity, right, restriction on transfer or encumbrance of any nature whatsoever ("Security Interest"). Except as set forth on Schedule 4.34 hereto, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, joint venture or other person, nor has any right, agreement or commitment to purchase any such interest. The Company has previously delivered to Surviving Corporation complete and correct copies of the charter and by-laws (including comparable governing instruments with different names) of each of the Subsidiaries, as amended and presently in effect.

     SECTION 4.35. Full Disclosure. No representation or warranty herein by the Company, the Company's Shareholders or any Affiliate thereof, nor any statement or certificate furnished to DRS and/or Surviving Corporation pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made and, together with the Schedules attached hereto, not misleading. The Schedules attached hereto completely and correctly present the information required by this Agreement to be set forth therein, do not contain any untrue statement of a material fact and do not omit to state any facts necessary to make the statements contained therein, together with the representations and warranties herein by the Company, the Company's Shareholders or any Affiliates thereof, not misleading.

     SECTION 4.36. Purchase for investment. The Company's Shareholders are purchasing the DRS Shares solely for investment, with no present intention to sell the DRS Shares. The Company's Shareholders hereby acknowledge that the DRS Shares have not been registered pursuant to the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration or an exemption therefrom under such Act.

                                   ARTICLE V.

                                    COVENANTS

     SECTION 5.1. Covenants of Surviving Corporation. Surviving Corporation covenants with the Company that:

          (a) Compliance with Laws. Surviving Corporation is and will continue to be in all material respects in compliance with all laws applicable to it;

          (b) Maintain Accuracy of Representations. Surviving Corporation will not take or omit to take any action which would result in the inaccuracy on the Effective Date of any of their representations and warranties (including any and all Schedules thereto) contained in Article III. It is expressly understood by the Company that a change in control of Surviving Corporation, whether by merger, acquisition, share exchange, sale or pledge of stock or otherwise, shall not by such change of control alone constitute a breach of any representation or warranty or otherwise breach this Agreement.

     SECTION 5.2. Covenants of the Company and the Company's Shareholders. The Company and the Company's Shareholders covenant with DRS and Surviving Corporation that:

          (a) Compliance with Laws. The Company is and will continue to be in all material respects in compliance with all laws applicable to it;

          (b) Maintain Accuracy of Representations. The Company and/or the Company's Shareholders will not take or omit to take (or cause to be taken or omitted) any action which would result in the inaccuracy on the Effective Date of any of the representations and warranties (including any and all Schedules thereto) contained in Article IV;

          (c) No Shop. Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Date, neither the Company nor the Company's Shareholders, or any of them, shall directly or indirectly, through any Affiliate, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets or stock of the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company immediately shall cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Surviving Corporation promptly of any such proposal or offer, or any inquiry or contract with any Person with respect thereto, is made and shall, in any such notice to Surviving Corporation, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact;

          (d) Access to Information; Confidentiality.

          (i) From the date hereof to the Effective Date, upon reasonable notice to and with the prior consent of Leedom at his sole discretion, the Company shall and shall cause any Affiliates, employees, auditors and agents of the Company to, afford the officers, employees and agents of DRS and Surviving Corporation access during or outside of regular business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company, and shall make available to DRS and Surviving Corporation all financial, operating and other data and information as DRS and Surviving Corporation, through their officers, employees or agents, may reasonably request;

          (ii) All information obtained by DRS and Surviving Corporation pursuant to this Section 5.2 shall be kept confidential pursuant to that certain confidentiality agreement entered into by the Company and the Surviving Corporation and dated May 7, 1996; and;

          (iii) No investigation or knowledge of any matter or condition by DRS, the Surviving Corporation or the employees, agents or representatives of either shall affect any representation or warranty or any condition to their obligations or any right to terminate this Agreement;

          (e) Conduct of Business. Between the date hereof and the Effective Date, without the consent of Surviving Corporation and except as contemplated by the Transaction Documents, the Company shall:

               (i) conduct its business only in the usual, regular and ordinary course of business consistent with past practice;

               (ii) refrain from declaring any dividend or making any other distribution to the shareholders of the Company; and

               (iii) except either in the usual, regular and ordinary course of business and consistent with past practice or as necessary to comply with the provisions of this Agreement, refrain from:

                    (A) making any purchases, sales, transfers, or leases of any
               Assets or Real Property or mortgaging, pledging or otherwise creating a security interest in, or any encumbrance of, any of the Assets or Real Property (other than Permitted Liens);

                    (B) entering into any Contract, license, or lease in
               relation to the business of the Company or taking any other action which would, if entered into or taken on the date hereof, be required to be disclosed on a Schedule to this Agreement;

                    (C) making any change in the compensation or benefits
               payable or to become payable to any employee or making any new bonus payment or arrangement or benefit to or with any such employee;

                    (D) making any changes in the customary methods of operation of the business of the Company, including marketing, selling and pricing practices and policy; and

                    (E) taking any other action which would have a negative
               impact on the business of the Company or on the prospects of the business of the Company;

               (iv) use all reasonable efforts to preserve its business organization intact, to keep its insurance policies intact, to keep available the services of its present employees and officers, and to preserve the relationships with and the goodwill of all suppliers, customers, sales representatives and others having business relations with the Company;

               (v) maintain the Premises and all of the other properties used in the operation of its business in customary repair, order and condition, reasonable wear and tear excepted, and perform all of its obligations under any leases;

               (vi) maintain its books, accounts and records in connection with its business in the usual manner on a basis consistent with past practices;

               (vii) refrain from amending, modifying in any material respect or consenting to the termination of any Contract or the Company's material rights with respect thereto;

               (viii) except in the ordinary course of business, refrain from increasing the total number of employees employed in connection with its business; and

               (ix) refrain from agreeing, whether in writing or otherwise, to do any of the foregoing;

     (f) Third Party Consents; Further Actions.

     (i) The Company shall use its best efforts to obtain at the earliest practicable date after the date hereof, and, in any event, prior to the Effective Date, all necessary consents to the transactions contemplated by this Agreement or any Transaction Document from parties to Contracts and Governmental Authorities;

     (ii) The Company shall use its best efforts to obtain, and to assist Surviving Corporation in obtaining, all waivers, licenses, authorizations, qualifications, orders, permits, consents and approvals required to be obtained by it or them and to effect, and to assist Surviving Corporation in effecting, all registrations, filings and notices with or to third parties or governmental or public bodies or authorities required to be made which are necessary or desirable in connection with the transactions contemplated by this Agreement or any Transaction Documents;

     (iii) The Company and the Company's Shareholders who are signatories to the Agreement shall have obtained by power of attorney or otherwise the consent of all of the Company's Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby and hereunder. Further, any and all shareholder agreements, voting trusts, proxies and/or plans which may have the effect of impairing or prohibiting the transactions contemplated hereby (or which may be otherwise inconsistent with such transactions) shall have been canceled or rendered null and void;

     (g) Renewal of Permits. The Company shall take such steps as are customary in the industry to file any necessary applications for the renewals of all licenses and permits referred to in Section 4.26 including, without limitation, Environmental Permits, if any such license or permit is required to be obtained prior to the Execution of this Agreement;

     (h) Powers of Attorney. Upon the Execution of this Agreement, the Company shall revoke all powers of attorney relating to the its business and operations;

     (i) Notification of Certain Matters. The Company shall give prompt notice to Surviving Corporation of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

     (j) Disclosure Schedules. Concurrently with the date hereof, the Company has delivered to Surviving Corporation complete Schedules to this Agreement and the Transaction Documents which are to be provided by the Company together with any supporting documentation which Surviving Corporation may reasonably request and, within seven business days after receipt of such Schedules and supporting documentation either (i) Surviving Corporation will accept such Schedules in which case they shall become a part of this Agreement and the appropriate Transaction Documents, (ii) the parties hereto will agree upon mutually acceptable revisions to such Schedules in which case such revised Schedules shall become a part of this Agreement and the appropriate Transaction Documents or (iii) Surviving Corporation will terminate this Agreement pursuant to Article IX hereof.

     SECTION 5.3. Net Worth Statement; Adjustment to Purchase Price. Prior to execution of this Agreement, the Company and its Accountant have prepared (and Surviving Corporation has reviewed) the Company Balance Sheet as at June 30, 1996 in accordance with GAAP (except as otherwise stated herein), and, based on the Company Balance Sheet, have prepared a statement of net worth (the "Net Worth Statement") which reflects agreed-upon adjustments to the net worth of the Company as reported on the Company Balance Sheet. The Net Worth Statement constitutes the basis upon which the Merger Consideration has been determined.

                                   ARTICLE VI.

               CONDITIONS PRECEDENT TO EXECUTION OF THIS AGREEMENT

     SECTION 6.1. Conditions Precedent to Obligations of Surviving Corporation. The obligation of Surviving Corporation to perform its obligations hereunder and under the Transaction Documents is subject to the satisfaction or waiver of the conditions precedent that:

          (a) Documents. Surviving Corporation shall have received on or before the Effective Date of this Agreement the following, in form and substance satisfactory to Surviving Corporation, all of which shall be held in escrow with Hannoch Weisman, a Professional Corporation, pursuant to the Escrow Agreement (as defined below) until the Effective Date:

               (i) Two (2) executed Certificates of Merger, in the form attached hereto as Exhibit A ("Certificate of Merger");

               (ii) A fully executed Joint Unanimous Written Consent of the Board of Directors and the Shareholders of Pacific Technologies, Inc., in the form attached hereto as Exhibit B;

               (iii) A signed opinion of counsel to the Company and the Company's Shareholders, in the form attached hereto as Exhibit C;

               (iv) A Certificate of the Company, signed on behalf of the Company by the President or a Vice President and the Secretary or any Assistant Secretary, certifying fulfillment of the conditions specified in subsections (c) and (d) below;

               (v) A Tax Clearance Certificate from the California Franchise Tax Board;

               (vi) Resignations of all directors and officers of the Company which resignations shall have been requested by the Surviving Corporation effective as of the Effective Date;

               (vii) The statement of each of the Company's Shareholders, as contemplated under Section 1.1445-2(b)(2)(i) of the Treasury Regulations, to the effect that such Shareholder is not a foreign person within the meaning of the Code and applicable Treasury Regulations;

               (viii) A certificate from the Landlord stating that the Company's lease, described in Schedule 4.6, is in full force and effect;

               (ix) the Accountant's letter with respect to the Company Balance Sheet including an opinion with respect to the Financial Statements (against which letter the Accountant shall not be indemnified by the Company);

               (x) Executed Escrow Agreement by and among the Company, the Company's Shareholders, the Subsidiary and Hannoch Weisman, a Professional Corporation, as Escrow Agent (the "Escrow Agreement"); and

               (xi) all opinions, certificates and other instruments and documents required to be delivered by the Company and the Company's Shareholders upon execution of this Agreement or otherwise required in connection herewith;

          (b) Satisfactory Completion of Due Diligence. The Surviving Corporation shall have completed its due diligence inquiry in accordance with the provisions of Section 5.2(d). The Surviving Corporation shall have been satisfied that The Company's Shareholders and the Company have complied with all covenants and conditions set forth in Section 5.2 and
     Section 6.1, and that all representations and warranties contained in
     Article IV remain true and accurate. In the event that any of the provisions contained in this Section 6.1 have not been satisfied in the opinion of the Surviving Corporation, Surviving Corporation shall be relieved of all obligations under this Agreement, including the obligation to consummate the transactions contemplated hereunder.

          (c) Representations and Warranties. The representations and warranties of the Company and the Company's Shareholders contained in this Agreement, as modified by any Schedules delivered by the Company pursuant to Section 5.2(j) hereof, shall be true and correct in all respects on the date hereof and as of the Effective Date with the same effect as though such representations and warranties had been made or given again at and as of the Effective Date, except for any representation and warranty expressly stated to have been made or given as of a specified date, which, at the Effective Date, shall be true and correct in all respects as of the date expressly stated.

          (d) Performance. The Company and the Company's Shareholders shall have performed and complied in all respects with all of their respective agreements, covenants and conditions required by this Agreement and each Transaction Document to be performed or complied with by them prior to or at the Effective Date.

          (e) No Material Adverse Effect. Since the date of the Company Balance Sheet there shall not have occurred an event or condition which has resulted or which reasonably may be expected to result in a Material Adverse Effect.

          (f) Net Worth. The Surviving Corporation shall have received from the Company a Net Worth Statement, in a form satisfactory to Surviving Corporation evidencing that the net worth as of June 30, 1996 is not less than $524,898.00.

          (g) Consents, etc. All notices to, and declarations, filings and registrations with, and consents, approvals and waivers from governmental and regulatory agencies required to consummate the transactions contemplated hereby and all consents, approvals and waivers from third parties required to have been obtained in connection with the transactions contemplated by this Agreement and the Transaction Documents shall have been obtained prior to Execution of this Agreement.

          (h) No Proceeding or Litigation.

          (i) No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, whether federal, state or foreign, or by any governmental or regulatory body, whether federal, state or foreign, nor shall any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, whether federal, state or foreign, be in existence or effect, which prevents the consummation of the transactions contemplated by this Agreement or any Transaction Document.

          (ii) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body or authority, whether federal, state or foreign, shall have been commenced and be pending against either Surviving Corporation, the Company or any of their respective Affiliates, associates, officers or directors seeking to prevent the consummation of the transactions contemplated by this Agreement or any Transaction Document or asserting that such transactions would be illegal.

     (i) Licenses; Permits. All operating licenses and permits necessary for the operation of the businesses of the Company as conducted on the Effective Date (including, without limitation, Environmental Permits) shall have been obtained.

     (j) Other. Surviving Corporation shall have received such further assurances and documents as it may reasonably request.

     SECTION 6.2. Conditions Precedent to Obligations of the Company. The obligations of the Company to perform its other obligations hereunder and under the Transaction Documents are subject to satisfaction or waiver of the conditions precedent that:

          (a) Documents. The Company shall have received on or before the Effective Date the following, in form and substance satisfactory to the Company, all of which shall be held in escrow pursuant to the Escrow Agreement until the Effective Date:

               (i) Two (2) executed Certificates of Merger;

               (ii) A fully executed Joint Unanimous Written Consent of the Board of Directors and the Sole Shareholder of PTI Acquisition, Inc., in the form attached hereto as Exhibit D;

               (iii) A signed opinion by counsel to the Subsidiary, in the form attached hereto as Exhibit E;

               (iv Acceptance by the Company's Shareholders of offers of employment made to them by the Surviving Corporation;

               (v) A Certificate of Surviving Corporation, signed on behalf of Surviving Corporation by the President or a Vice President and the Secretary or any Assistant Secretary of Surviving Corporation certifying as to the fulfillment of the conditions specified in subsections (b) and (c) below;

               (vi) Executed Escrow Agreement; and

               (vii) all opinions, certificates and other instruments and documents required to be delivered by the Subsidiary upon execution of this Agreement or otherwise required in connection herewith;

          (b) Representations and Warranties. The representations and warranties of Surviving Corporation contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Effective Date with the same effect as though such representations and warranties had been made or given again at and as of the Effective Date, except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Effective Date, shall be true and correct in all respects as of the date expressly stated.

          (c) Performance. Surviving Corporation shall have performed and complied in all respects with all of its agreements, covenants and conditions required by this Agreement and each Transaction Document to be performed or complied with by it prior to or on the Effective Date.

          (d) Consents, etc. All notices to, and declarations, filings and registrations with, and consents, approvals and waivers from, governmental and regulatory agencies required to consummate the transactions contemplated hereby and all consents, approvals and waivers from third parties required to have been obtained in connection with the transactions contemplated by this Agreement and the Transaction Document shall have been obtained prior to the Effective Date;

          (e) No Proceeding or Litigation.

          (i) No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, whether federal, state or foreign, or by any governmental or regulatory body, whether federal, state or foreign, nor shall any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, whether federal, state or foreign, be in existence or effect, which prevents the consummation of the transactions contemplated by this Agreement or any Transaction Document.

          (ii) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body or authority, whether federal, state or foreign, shall have been commenced and be pending against either Surviving Corporation or the Company or any of their respective Affiliates, associates, officers or directors seeking to prevent the consummation of the transactions contemplated by this Agreement or any Transaction Document or asserting that such transactions would be illegal.

                                  ARTICLE VII.

                              ADDITIONAL AGREEMENTS

     SECTION 7.1. Further Assurances. Following the execution of this Agreement and continuing after the Effective Date, each of the Company's Shareholders and the Company shall, from time to time, execute and deliver such additional instruments, documents, conveyances and assurances as requested by the Surviving Corporation to confirm, assure and further the rights, purposes, effects and obligations set forth herein.

     SECTION 7.2. Covenants of Certain of the Company's Shareholders.

     By signing this Agreement, Leedom and Mason each agree that neither such Shareholder nor any of his or her Affiliates will own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or assist in any manner with, or be connected with or have any interest in, as a stockholder, agent, consultant, partner, director, officer, employee or otherwise: (i) any business which develops, manufactures and markets and/or sells within the United States any product or service developed, manufactured, marketed and/or sold by the Company (or contemplated to be developed, manufactured, marketed and/or sold by the Company in the reasonably foreseeable future); or (ii) any entity which otherwise competes directly or indirectly with the business of the Company, except that either of them may make passive investments in a competitive enterprise the shares of which are publicly traded if such investment constitutes less than one half of one percent of the equity of such enterprise. This above-described covenant shall be effective for the period beginning on the Effective Date under this Agreement and ending on the second anniversary of the Effective Date; provided, however, that if the employment of Leedom and/or Mason is terminated by the Surviving Corporation without cause prior to such second anniversary, then such Shareholder(s) terminated without cause shall be relieved of the above-described covenant on the relevant termination date; and, provided further, that if Leedom and/or Mason voluntarily terminate employment with the Surviving Corporation or if the employment of Leedom and/or Mason is terminated by the Surviving Corporation with cause, then the terms of the above-described covenant shall restrict the terminated Shareholder(s) for one year following the termination date or until the second anniversary of the Effective Date, whichever date occurs later. By signing this Agreement, each of the Company's Shareholders agrees that each shall not, directly or indirectly, in any capacity whatsoever:

          (a) hire or solicit for employment, directly or indirectly, any personnel of the Company in any capacity whatsoever (which shall be deemed to include, without limitation, any existing or prospective employee of the Company or any person who has been such an employee of the Company within one hundred fifty (150) days prior to the Effective Date);

          (b) attempt directly or indirectly to induce any such Company personnel to leave the employ of, or discontinue such person's business association with, the Company;

          (c) solicit, directly or indirectly, any client or account or bona fide prospective client or account of the Company; or

          (d) interfere with the business relationships, contractual or otherwise, between the Company and any of its customers, suppliers or employees.

     SECTION 7.3. Remedies.

     (a) Reasonableness of Restraints. Each of the Company's Shareholders hereby acknowledges that: (i) he is fully familiar with the restrictions, restraints and limitations imposed upon him in Section 7.2 hereof (collectively, the "Restraints"); (ii) the Surviving Corporation would not undertake the transactions contemplated hereunder without the imposition of the Restraints and each agreement of the Company's Shareholders herein to abide by such Restraints;
(iii) the imposition upon each such Shareholder of the Restraints is necessary for the reasonable, adequate protection of the business of the Company; and (iv) each and every Restraint is reasonable with respect to its subject matter, geographic area and length of time.

     (b) Injunctive Relief. Each of the Company's Shareholders acknowledges that monetary damages alone will not adequately compensate the Company and/or the Surviving Corporation in the event of a breach or a threatened breach by him of the Restraints and therefore each of the Company's Shareholders hereby agrees that in addition to all remedies available to the Surviving Corporations and/or Company at law or in equity, the Surviving Corporation and/or Company shall be entitled to interim restraints and permanent injunctive relief for the enforcement thereof, and to an accounting and payment over of all receipts realized by such of the Company's Shareholders as a result of such breach.

     (c) Extension of Period of Restraints. In the event that any of the Company's Shareholders shall be in material violation of any Restraints, then the time limitation therefor shall be extended for a period of time equal to the period of time during which such breach or breaches occurred. In the event the Surviving Corporation and/or the Company shall be required to seek relief in any court or other tribunal, then the Restraints shall be extended for a period of time equal to the pendency of such proceedings, including appeals, and excluding any periods during which the court or other tribunal has ordered the Company's Shareholders to honor the Restraints and such Company's Shareholders have complied with such order.

     (d) Court Ordered Reduction of Restraints. In the event that any of the restrictions, limitations or restraints contained in this Agreement are deemed to be unreasonable or unenforceable by any court of competent jurisdiction, then each party hereto agrees to submit to such reduction of said restrictions, limitations or restraints as the court shall deem reasonable.

     SECTION 7.4. Public Disclosure.

     No party to this Agreement shall make an announcement of this Agreement or the transactions contemplated hereby to the public or any third party (including employees of the Company), other than with the express consent of the Surviving Corporation, on the one hand, and the Company and the Company's Shareholders, on the other hand, or as may be required by applicable laws or regulations.

     SECTION 7.5. Limitations on Transfers and Dispositions.

     (a) Each Company Shareholder covenants that following the Effective Date such Company Shareholder will not transfer the shares of DRS Stock, if any, to be received hereunder in violation of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the SEC promulgated thereunder, including Rule 144 under the Securities Act, and unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) (A) such Company Shareholder shall have notified DRS of the proposed disposition and shall have furnished DRS with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by DRS, such Company Shareholder shall have furnished DRS with an opinion of counsel, reasonably satisfactory to DRS and its counsel, that such disposition will not require registration of such shares under the Securities Act.

     (b) Each Company Shareholder severally agrees that he/she has no plan or present intention to sell, transfer or otherwise dispose of a number of shares of DRS Stock to be received in the merger that would reduce the number of shares of DRS Stock owned by such Company Shareholder to a number of shares having, in the aggregate, a value as of the Effective Date of less than fifty (50) percent of the value of all of the Company Shares held by such Company Shareholder as of the Effective Date. For purposes of the agreement set forth in this Section (b), Dissenting Shareholder Shares, Company Shares exchanged for cash in lieu of fractional shares of DRS Stock and Company Shares sold, exchanged or otherwise disposed of prior to and in anticipation of the merger will be treated as Company Shares held by such Company Shareholder as of the Effective Date.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

     SECTION 8.1. Survival of Representations and Warranties. The representations and warranties of the Company and the Company's Shareholders shall survive the Execution of this Agreement and the Effective Date for a period of three years from the Effective Date, provided however, that Representations and Warranties in Section 4.17 shall survive 90 days following expiration of claims pursuant to the statute of limitations in respect of such matters; and provided further that there shall be no temporal limitation of indemnification in respect of Representations and Warranties set forth in Sections 4.1 and 4.2.

     SECTION 8.2. Indemnification by the Parties. Except as otherwise limited by this Article VIII, each of the Surviving Corporation and its corporate Affiliates, officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") shall be indemnified and held harmless by the Company's Shareholders (each an "Indemnifying Party"), on the one hand, and each of the Company's Shareholders, on the other hand (an "Indemnified Party"), shall be indemnified and held harmless by the Surviving Corporation (an "Indemnifying Party"), for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses and environmental engineering consultants' fees) actually suffered or incurred by the Indemnified Party (hereinafter singularly, a "Loss" or, collectively, "Losses"), actually arising out of or resulting from:

          (a) the breach of any representation or warranty by the Indemnifying Party contained herein; or

          (b) the breach of any covenant or agreement by the Indemnifying Party contained herein.

     SECTION 8.3. General Indemnification Provisions. An Indemnified Party shall promptly give the Indemnifying Party written notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of an Indemnifying Party under this Article with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall promptly give the Indemnifying Party written notice of such Third Party Claim and shall permit the Indemnifying Party, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its expense. If, however, the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such

Third Party Claims (subject to the limitations set forth herein), then the Indemnifying Party shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of intention to do so to the Indemnified Party. In the event the Indemnifying Party exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim, except the settlement thereof which involves the payment of money only and for which the Indemnified Party is totally indemnified by the Indemnifying Party, may be settled by the Indemnifying Party without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). Similarly, no Third Party Claim which is being defended in good faith by the Indemnifying Party shall be settled by the Indemnified Party without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

     SECTION 8.4. Limitations on Indemnification.

     (a) Participation in indemnification. Notwithstanding anything in this Agreement to the contrary, Leedom and Mason shall be jointly and severally liable for the totality of indemnification obligations incurred under this Agreement; Miller, on the other hand, shall be severally liable for the pro rata share of such liability attributable to him on the basis of his percentage of Share ownership immediately prior to the Effective Date; and Ito and Kindig shall not be liable for Losses as indemnitors hereunder.

     (b) Upper Limit to Indemnification. Regardless of the totality of indemnification obligations incurred under this Agreement, Leedom, Mason and/or Miller shall not be required to indemnify Surviving Corporation and/or its Affiliates in an aggregate amount greater than $524,898.00.

     (c) Insubstantial matters. In an effort to avoid disputes over numerous small items, Surviving Corporation and the Company's Shareholders agree that the Company and the Company's Shareholders shall not be liable for Losses hereunder until the total of all such Losses equals or exceeds $15,000 (the "Basket"); provided, however, that once such Losses exceed the Basket, the Company and the Company's Shareholders shall be liable for all Losses including the first $15,000 of such Losses in the Basket.

     SECTION 8.5. Shareholders' Representatives. In connection with the procedures set forth in Section 8.3 (General Indemnification Provisions only), the Minority Shareholders confirm and agree that they will be represented by Leedom and Mason jointly as

Minority Shareholders' representatives (the "Shareholders' Representatives") appointed and acting pursuant hereto and empowered by each Minority Shareholder to give and receive notices and communications; to compromise, defend, participate in the defense of, release and prosecute claims; to admit liability; to consent to the entry of any judgment; to negotiate, agree to and enter into any settlement; to demand arbitration and comply with awards of arbitrators and courts; and to take any and all actions necessary or appropriate in the judgment of the Shareholders' Representatives for the accomplishment of any of the foregoing. A decision by both of the Shareholders' Representatives shall constitute a decision of all of the Company's Shareholders, and shall be final, binding and conclusive on all of them, and Buyer may rely on any act, decision, notice, consent or instruction of both of the Shareholders' Representatives as being the act, decision, notice, consent or instruction of each and all of the Company's Shareholders; provided, however, that if, for any reason, Leedom and Mason cannot or have not acted in concert, then the Company's Shareholders empower Leedom to act on their behalf and Buyer may rely on such act of Leedom.

                                   ARTICLE IX.

                                   TERMINATION

     SECTION 9.1. Termination of Agreement. This Agreement may be terminated and the merger contemplated in Article II may be abandoned at any time prior to the Effective Date:

          (a) By mutual written consent of the parties hereto; or

          (b) By the Subsidiary if the Effective Date shall not have occurred on or before October 15, 1996 unless a delay in the Effective Date occurs solely by reason of a delay in obtaining the required tax clearance certificate from the Franchise Tax Board of the State of California, in which case the Agreement shall continue until such Tax Clearance is obtained (subject to clauses (c) and (d) below); or

          (c) By the Subsidiary if the board of directors of the Subsidiary at any time determines in its business judgment that this Agreement is no longer in the best interests of the Subsidiary or its shareholders by reason of a material adverse change in the business or prospects of the Company or by reason of a delay in the Effective Date beyond December 1, 1996 for any reason whatsoever; or

          (d) By the Subsidiary if, at any time in the course of the Subsidiary's legal, accounting, financial, operational or environmental due diligence investigation as to the business of the Company and the liabilities thereof (whether disclosed, undisclosed, direct, indirect, absolute, contingent, secured, unsecured, accrued or otherwise, whether known or unknown) including, without limitation, the Subsidiary's continuing review of the Schedules delivered by the Company and any other materials delivered to Subsidiary, whether prior or subsequent to the date hereof, it shall have become aware of any facts or circumstances that adversely affect the basis upon which Subsidiary determined to enter into the transactions contemplated hereby; or

          (e) By any party hereto if a court of competent jurisdiction (whether federal, state or foreign) or any governmental body or agency (whether federal, state or foreign) shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or any Transaction Document, and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 9.2. Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the merger pursuant to Section 9.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made and this Agreement shall forthwith become void and there shall be no liability on the part of the parties hereto (or their respective officers, directors or affiliates), except nothing herein shall relieve either party from liability for any willful breach hereof and except that the provisions of the Confidentiality Agreement entered into by the Company and DRS on May 7, 1996 and the provisions of Section 11.2 dealing with payment of expenses shall survive such termination. The parties shall consult with each other before any public announcement of the termination, or of discussions regarding the termination, of this Agreement is made.

                                   ARTICLE X.

                           CERTAIN REGISTRATION RIGHTS

     10.1. Certain Definitions. As used in this Section, the following terms shall have the meanings set forth below:

          (a) Commission shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (b) Exchange Act shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (c) Holder shall mean each person who holds, pursuant to this Agreement, Registrable Securities acquired in the merger.

          (d) Other Shares shall mean shares of DRS Stock with registration rights other than the Registrable Securities.

          (e) Other Stockholders shall mean persons other than Holders who, by virtue of agreements with DRS, are entitled to include their securities in certain registrations hereunder.

          (f) Registrable Securities shall mean: (i) Merger Consideration in the form of stock; and (ii) any shares issued as a dividend or other distribution with respect to or in exchange for or in replacement of said Merger Consideration; provided, however, that Registrable Securities shall not include any such shares which have previously been registered or which have been sold to the public, or which have been sold in a private transaction.

          (g) The terms Register, Registered and Registration shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          (h) Registration Expenses shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, printing expenses, escrow fees, fees and disbursements of counsel for DRS, and expenses of any regular or special audits and/or "cold comfort" letters incident to or required by any such registration, but shall not include Selling Expenses.

          (i) Restricted Securities shall mean any Registrable Securities required to bear the legend set forth in Section 10.2(b) hereof.

          (j) Rule 144 shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (k) Rule 145 shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (i) Securities Act shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (m) Selling Expenses shall mean all underwriting discounts, selling commissions, stock transfer taxes and federal and state registration, qualification and filing fees applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

     10.2. Restrictions On Transfer.

     (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of DRS to be bound by this Section 10.2, provided and to the extent such Section is then applicable and:

          (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (ii) Such Holder shall have: (A) notified DRS of the proposed disposition and shall have furnished DRS with a detailed statement of the circumstances surrounding the proposed disposition; and (B) if reasonably requested by DRS, furnished DRS with an opinion of counsel, reasonably satisfactory to the DRS, that such disposition will not require registration of such shares under the Securities Act.

     (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS DRS HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO DRS AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

     10.3. Registration Of Securities.

     (a) For so long as the Holders' ability to transfer Registrable Securities is restricted by the holding period imposed on such Holders by Rule 144, if DRS shall determine to register any of its securities either for its own account or the account of Other Stockholders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not contemplate secondary sales, DRS will:

          (i) Promptly give to each Holder written notice thereof; and

          (ii) Use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by DRS within twenty
     (20) days after the written notice from DRS described in Section 10.3(a)(i) is mailed or delivered by DRS. Such written request may specify all or a part of a Holder's Registrable Securities.

     (b) Underwriting. If the registration of which DRS gives notice is for a registered public offering involving an underwriting, DRS shall so advise the Holders as a part of the written notice given pursuant to Section 10.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with DRS and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement approved by DRS and with the representative of the underwriter or underwriters selected by DRS.

     (c) Procedures. Notwithstanding any other provision of this Section, if the representative of the underwriters advises DRS in writing that market factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting, DRS shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to DRS and thereafter as set forth in Section 10.9. If any Holder does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from DRS or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of market factors, DRS shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requested additional inclusion in accordance with Section 10.9 hereof.

     10.3. Expenses Of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 10.3 hereof shall be borne by DRS; all Selling Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 10.3 hereof shall be borne by the Holder(s) of Registrable Shares participating in such registration, qualification or compliance.

     10.5 Registration Procedures. In the case of each registration effected by DRS pursuant to this Agreement, DRS will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, DRS will use its reasonable best efforts to:

          (a) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

          (b) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (c) Cause all such Registrable Securities registered pursuant hereunder to be listed on the American Stock Exchange or on each securities exchange on which similar securities issued by DRS are then listed; and

          (d) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     10.6. Indemnification.

     (a) DRS will indemnify each Holder, each of their legal counsel, and accountants and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls within the meaning of
Section 15 of the Securities Act any underwriter, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability, or action, provided that DRS will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) based upon information furnished to DRS by such Holder or underwriter. The obligations of DRS hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of DRS (which consent shall not been unreasonably withheld).

     (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify DRS, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of DRS' securities covered by such a registration statement, each person who controls DRS or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse DRS and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with information furnished to DRS by such Holder. The obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

     (c) Each party entitled to indemnification under this Section 10.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such a claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     10.7. Information By Holder. Each Holder of Registrable Securities shall furnish to DRS such information regarding such Holder and the distribution proposed by such Holder as DRS may reasonably request in writing and/or as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement.

     10.8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public with registration, DRS agrees to use its reasonable best efforts to:

          (a) Make and keep public information regarding DRS available as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) File with the Commission in a timely manner all reports and other documents required of DRS under the Securities Act;

          (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by DRS as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of DRS, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     10.9. Allocation Of Registration Opportunities. In any circumstance in which all of the Registrable Securities and Other Shares requested to be included in a registration on behalf of the Holders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and Other Stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares held by such Holders and Other Stockholders; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or Other Stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares held by such Holders and Other Stockholders, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated.

                                   ARTICLE XI.

                                  MISCELLANEOUS

     SECTION 11.1. Taxes. Each party shall pay any and all stamp and other taxes payable or determined to be payable by it in connection with the execution and delivery of this Agreement and the other documents to be delivered by it hereunder, and agrees to save the other party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION 11.2. Expenses. Whether or not the transactions contemplated in this Agreement are consummated, the Subsidiary shall pay its own expenses incident to this Agreement and the Transaction Documents and in preparing to consummate the transactions provided for herein and therein. If the transactions contemplated by this Agreement are not consummated, the Company and the Company's Shareholders shall pay their aggregate expenses incident to this Agreement and the Transaction Documents and in preparing to consummate the transactions provided for herein and therein. If the transactions contemplated by this Agreement are consummated, unless otherwise agreed, the Company's Shareholders shall pay both the Company's and the Company's Shareholders expenses incident to this Agreement and the Transaction Documents and in preparing to consummate the transactions provided for herein and therein.

     SECTION 11.3. Consents. Whenever this Agreement requires or permits consents by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements specified in Section 11.9.

     SECTION 11.4. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned by either party without the prior written consent of the other party; provided, however, that Surviving Corporation can assign its obligations hereunder to a corporate Affiliate thereof.

     SECTION 11.5. Entire Agreement. This Agreement, the other documents referred to herein or delivered pursuant hereto which form a part hereof and other writings of even date herewith, together with the Transaction Documents and other writings referred to therein or delivered pursuant thereto, contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements with respect to the subject matter hereof, including that Nonbinding Letter of Intent dated March 25, 1996, but not including that Confidentiality Agreement dated May 7, 1996.

     SECTION 11.6. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 11.7. Waiver. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but the failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to said compliance and such failure shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

     SECTION 11.8. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.9. Notices. All notices, claims, certificates, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given when personally delivered, telexed, sent by facsimile transmission (with telephone confirmation) or on the date of receipt or refusal indicated on the return receipt if mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

                      (a)  If to Surviving Corporation:

                                    PTI ACQUISITION CORP.
                                    c/o Mr. Paul Casner
                                    200 Professional Drive
                                    Gaithersburg, Maryland,  20879

                           with a copy to:

                                    Hannoch Weisman
                                    A Professional Corporation
                                    4 Becker Farm Road
                                    Roseland, NJ 07068-3788
                                    Attn.:  Nina Laserson Dunn, Esq.

                      (b)  If to the Company:

                                    Pacific Technologies, Inc.
                                    2535 Camino Del Rio South
                                    Suite 300
                                    San Diego, CA  92108
                                    Attn.:  Mr. David A. Leedom

                           with a copy to:

                                    Sparber, Ferguson, Ponder & Ryan
                                    A Professional Law Corporation
                                    Imperial Bank Tower
                                    701 "B" Street, Tenth Floor
                                    San Diego, California  92101-8103
                                    Attn.:  Richard E. Sparber, Esq.

                       (c) If to any of the Company's Shareholders, to the
                           address(es) so set forth below:

                           To Leedom:
                                    Mr. David A. Leedom
                                    1217 Via Ramon
                                    Escondido, California  92025

                           To Mason:
                                    Ms. Karen A. Mason
                                    6085 Henderson Drive
                                    La Mesa, California  92042

                           To Miller:
                                    Mr. Robert T. Miller
                                    2972 Crane St.
                                    Lemon Grove, California  92045

                           To Ito:
                                    Mr. Carl S. Ito
                                    5864 Carnegie Street
                                    San Diego, California  92122

                           To Kindig:
                                    Mr. Barry S. Kindig
                                    13090 Wimberly Square, #55
                                    San Diego, California  92128
                           each with a copy to Sparber, Ferguson, Ponder & Ryan at the address set forth in (b) above or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

     SECTION 11.10. Law Governing Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. SURVIVING CORPORATION AND THE COMPANY HEREBY CONSENT TO AND GRANT ANY COURT OF THE STATE OF CALIFORNIA JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN SUCH MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

     SECTION 11.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     SECTION 11.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their respective duly authorized signatories as of the date first above written.


ATTEST:                                      PACIFIC TECHNOLOGIES, INC.


By: /s/ ROBERT T. MILLER                     By: /s/ DAVID A. LEEDOM
    ----------------------------                 -------------------------------
    Robert T. Miller                             David A. Leedom
    Title: Secretary                             Its: President



ATTEST:                                      PTI ACQUISITION CORP.


By: /s/ TERRENCE L. DeROSA                   By: /s/ PAUL G. CASNER, JR.
    ----------------------------                 -------------------------------
    Terrence L. DeRosa                           Paul G. Casner, Jr.
    Title: Secretary                             Its: President


WITNESS:

--                                           /s/ DAVID A. LEEDOM
--------------------------------             -----------------------------------
                                             David A. Leedom


--                                           /s/ KAREN A. MASON
--------------------------------             -----------------------------------
                                             Karen A. Mason


--                                           /s/ ROBERT T. MILLER
--------------------------------             -----------------------------------
                                             Robert T. Miller


--                                           /s/ CARL S. ITO
--------------------------------             -----------------------------------
                                             Carl S. Ito


--                                           /s/ BARRY S. KINDIG
--------------------------------             -----------------------------------
                                             Barry S. Kindig